--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549





                                  FORM 8-K/A




                          Amendment to Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934






      Date of Report (Date of Earliest Event Reported): December 10, 1999





                            Sonic Automotive, Inc.
            (Exact name of registrant as specified in its charter)




                 DELAWARE                        1-13395                  56-201079
    (State or other jurisdiction of     (Commission File Number)       (I.R.S Employer
     incorporation or organization)                                  Identification No.)


   5401 E. Independence Boulevard, Charlotte, NC        28212
        (Address of principal executive offices)     (Zip Code)

                                (704) 532-3320
             (Registrant's telephone number, including area code)





        (Former name, former address and former fiscal year, if changed since last report)





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     This Amendment to Current Report on Form 8-K/A amends Sonic's report on Form 8-K filed with the Securities and Exchange Commission on December 22, 1999 (Date of Report: December 10, 1999).


ITEM 7: Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired. Beginning on page F-1 of this amendment to Sonic's report on Form 8-K filed December 22, 1999 are the financial statements of FirstAmerica Automotive, Inc. (including the financial statement of the Lucas Dealership Group acquired by FirstAmerica in September 1999), Freeland Automotive and the Manhattan Automotive Group for the periods required pursuant to Rule 3-05 of Regulation S-X.

(b) Pro Forma Financial Information. Beginning on page P-1 of this amendment to Sonic's report on Form 8-K filed December 22, 1999 are the unaudited pro forma financial statements reflecting the business combination of Sonic, FirstAmerica Automotive, Inc. (including dealership subsidiaries acquired by FirstAmerica in 1998 and 1999), Freeland Automotive and the Manhattan Automotive Group for the periods required pursuant to Article 11 of Regulation S-X.

(c) Exhibits.




  Exhibit
   Number   Description of Exhibits
----------- ----------------------------------------------------------------------------------------------------
  23.1      Consent of Deloitte & Touche LLP
  23.2      Consent of KPMG LLP
  99.1*     Agreement and Plan of Merger and Reorganization dated as of October
            31, 1999 by and among Sonic, FAA Acquisition Corp., FirstAmerica
            Automotive, Inc., and certain stockholders of FirstAmerica
            Automotive, Inc. listed on the signature page therein (incorporated by reference to Exhibit 10.8 to Sonic's Quarterly Report on Form
            10-Q for the quarter ended September 30, 1999).


* Filed Previously

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   SONIC AUTOMOTIVE, INC.




Date: January 27, 2000              By: /s/     THEODORE M. WRIGHT
                                        ------------------------------------
                                                 Theodore M. Wright
                                       Vice President-Finance, Chief Financial
                                          Officer, Treasurer and Secretary
                                    (Principal Financial and Accounting Officer)

                         INDEX TO FINANCIAL STATEMENTS




                                                                                            Page
                                                                                           -----
FirstAmerica Automotive, Inc.
 Audited Financial Statements
   Report of Independent Auditors ........................................................  F-2
   Consolidated Balance Sheets as of December 31, 1998 and 1997 ..........................  F-3
   Consolidated Statements of Operations for the years ended December 31, 1998, 1997 and
     1996 ................................................................................  F-4
   Consolidated Statements of Stockholders' Equity for the years ended December
     31, 1998, 1997 and 1996..............................................................  F-5
   Consolidated Statements of Cash Flows for the years ended December 31, 1998,
     1997 and 1996 .......................................................................  F-6
   Notes to Consolidated Financial Statements ............................................  F-7
 Unaudited Financial Statements
   Condensed Consolidated Balance Sheets as of September 30, 1999 and December
     31, 1998 ............................................................................ F-21
   Condensed Consolidated Statements of Operations for the three and nine months ended
     September 30, 1999 and 1998 ......................................................... F-22
   Condensed Consolidated Statement of Stockholders' Equity for the nine months ended
     September 30, 1999 .................................................................. F-23
   Condensed Consolidated Statements of Cash Flows for the nine months ended September
     30, 1999 and 1998 ................................................................... F-24
   Notes to Condensed Consolidated Financial Statements .................................. F-25
Lucas Dealership Group, Inc. and Subsidiaries
 Independent Auditors' Report ............................................................ F-30
 Combined Statements of Assets and Liabilities at December 31, 1998 and 1997, and
   unaudited at June 30, 1999 ............................................................ F-31
 Combined Statements of Sales, Cost of Sales and Direct Operating Expense for the years ended December 31, 1998, 1997 and 1996 and unaudited for the six months ended June 30,
   1999 and 1998 ......................................................................... F-32
 Combined Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996 and unaudited for the six months ended June 30, 1999 and 1998 ......................... F-33
 Notes to Combined Financial Statements .................................................. F-34
Freeland Automotive
 Independent Auditors' Report ............................................................ F-40
 Balance Sheets at December 31, 1998 and unaudited at September 30, 1999 ................. F-41
 Statements of Income and Net Equity for the year ended December 31, 1998 and unaudited for the nine months ended September 30, 1998 and 1999 ................................. F-42
 Statements of Cash Flows for the year ended December 31, 1998 and unaudited for the nine months ended September 30, 1998 and 1999 .............................................. F-43
 Notes to Financial Statements ........................................................... F-44
Manhattan Automotive Group
 Independent Auditors' Report ............................................................ F-49
 Combined Balance Sheets at December 31, 1998 and unaudited at June 30, 1999 ............. F-50
 Combined Statements of Income for the year ended December 31, 1998 and unaudited for the six months ended June 30, 1998 and 1999 ............................................... F-51
 Combined Statements of Equity for the year ended December 31, 1998 and unaudited for the six months ended June 30, 1999 ........................................................ F-52
 Combined Statements of Cash Flows for the year ended December 31, 1998 and unaudited for the six months ended June 30, 1998 and 1999 ........................................... F-53
 Notes to Combined Financial Statements .................................................. F-54
Unaudited Pro Forma Consolidated Financial Data ..........................................  P-1

                         INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
FIRSTAMERICA AUTOMOTIVE, INC.:


     We have audited the accompanying consolidated balance sheets of FirstAmerica Automotive, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirstAmerica Automotive, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.




                                               /s/  KPMG, LLP


San Francisco, California
March 19, 1998

                         FIRSTAMERICA AUTOMOTIVE, INC.


                          CONSOLIDATED BALANCE SHEETS


                              As of December 31,
                       (In thousands, except share data)



                                                                                              1998       1997
                                                                                           ---------- ----------
ASSETS
Current assets:
 Cash and cash equivalents ...............................................................  $  2,191   $  2,924
 Contracts in transit ....................................................................    13,567      9,454
 Accounts receivable .....................................................................    18,460     11,061
 Inventories .............................................................................    90,947     78,607
 Deferred income taxes ...................................................................       853        618
 Deposits, prepaid expenses and other ....................................................     2,996      2,614
                                                                                            --------   --------
   Total current assets ..................................................................   129,014    105,278
Property and equipment ...................................................................     9,879      6,348
Other assets:
 Loan origination and other costs, net of amortization of $754 in 1998 and $195 in 1997...     3,107      3,407
 Other noncurrent assets .................................................................     2,457      2,629
 Goodwill and other intangible assets ....................................................    33,995      6,340
                                                                                            --------   --------
   Total assets ..........................................................................  $178,452   $124,002
                                                                                            ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floor plan ..............................................................................  $ 81,452   $ 67,401
 Secured lines of credit .................................................................    17,025      4,000
 Notes payable and other .................................................................     5,512      1,218
 Accounts payable ........................................................................     6,009      5,275
 Accrued liabilities .....................................................................    13,028      8,804
 Deferred revenue ........................................................................     2,054      2,034
                                                                                            --------   --------
   Total current liabilities .............................................................   125,080     88,732
Long-term liabilities:
 Capital lease obligation and equipment loan .............................................     1,386         --
 Senior notes, net of discount of $2,839 in 1998 and $2,062 in 1997.......................    33,161     21,938
 Deferred income taxes ...................................................................     1,055        269
 Deferred revenue ........................................................................     2,475      3,061
                                                                                            --------   --------
   Total liabilities .....................................................................   163,157    114,000
                                                                                            --------   --------
Commitments and contingencies (note 17)
Cumulative redeemable preferred stock, $.00001 par value; 3,500 shares issued and outstanding in 1998 and 1997 (net of discount of $456 in 1998 and $526 in 1997,
liquidation preference of $3,500 in 1998 and 1997)........................................     3,044      2,974
Redeemable preferred stock, $.00001 par value; 500 shares issued and outstanding in 1998 and 1997 (net of discount of $65 in 1998 and $75 in 1997, liquidation preference of
$600 in 1998 and $540 in 1997)............................................................       535        465
Stockholders' equity:
 Common stock, $0.00001 par value:
   Class A, 30,000,000 shares authorized, 11,514,044 shares issued and outstanding in
1998 and 11,201,152 shares in 1997 .......................................................        --         --
   Class B, 5,000,000 shares authorized, 3,532,000 shares issued and outstanding in 1998
and 3,032,000 shares in 1997 .............................................................        --         --
   Class C, 30,000,000 shares authorized, 0 issued and outstanding .......................        --         --
 Additional paid-in capital ..............................................................     8,320      6,544
 Retained earnings .......................................................................     3,396         19
                                                                                            --------   --------
    Total stockholders' equity ...........................................................    11,716      6,563
                                                                                            --------   --------
                                                                                            $178,452   $124,002
                                                                                            ========   ========

         See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS


                           Years ended December 31,
                     (In thousands, except per share data)



                                                                1998        1997        1996
                                                            ----------- ----------- -----------
Sales:
  New vehicle .............................................  $475,847    $290,281    $200,185
  Used vehicle ............................................   191,829     111,616      81,706
  Service and parts .......................................    91,134      58,707      42,416
  Other dealership revenues, net ..........................    24,261      13,444       8,215
                                                             --------    --------    --------
   Total sales ............................................   783,071     474,048     332,522
Cost of sales:
  New vehicle .............................................   438,726     271,412     187,278
  Used vehicle ............................................   175,753     102,689      76,190
  Service and parts .......................................    49,423      32,195      25,450
                                                             --------    --------    --------
   Total cost of sales ....................................   663,902     406,296     288,918
                                                             --------    --------    --------
   Gross profit ...........................................   119,169      67,752      43,604
Operating expenses:
  Selling, general and administrative .....................    99,603      58,761      38,330
  Depreciation and amortization ...........................     1,952         678         611
  Combination and related expenses ........................        --       2,268          --
                                                             --------    --------    --------
   Operating income .......................................    17,614       6,045       4,663
Other expense:
  Interest expense, floor plan ............................    (5,521)     (3,669)     (2,922)
  Interest expense, other .................................    (5,432)     (1,866)         --
                                                             --------    --------    --------
   Income before income taxes .............................     6,661         510       1,741
Income tax expense ........................................     2,864         446          48
                                                             --------    --------    --------
   Net income .............................................  $  3,797    $     64    $  1,693
                                                             ========    ========    ========
Pro forma net income (unaudited) ..........................                          $  1,027
                                                                                     ========
Net income (loss) per common share -- basic ...............  $   0.24   $   (0.01)   $   0.19
                                                             ========   =========    ========
Weighted average common shares -- basic ...................    14,341      10,915       5,526
                                                             ========   =========    ========
Net income (loss) per common share -- diluted .............  $   0.23   $   (0.01)   $   0.19
                                                             ========   =========    ========
Weighted average common shares outstanding -- diluted .....    14,928      10,915       5,526
                                                             ========   =========    ========

         See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                 Years ended December 31, 1998, 1997 and 1996
                                 (In thousands)



                                                                 FirstAmerica Automotive,
                                                                     Inc. Common Stock
                                                           -------------------------------------
                                                 Price           Class A            Class B
                                             Dealerships'  ------------------- -----------------  Paid-in    Retained     Total
                                                Equity       Shares    Amount   Shares   Amount   Capital    Earnings    Equity
                                            -------------- ---------- -------- -------- -------- ---------  ---------- ----------
Balance, January 1, 1996 ..................    $  6,644          --     $ --       --     $ --    $   --     $    --    $  6,644
 Stock issuance ...........................         250          --       --       --       --        --          --         250
 Net income ...............................       1,693          --       --       --       --        --          --       1,693
 Distributions to S corporation
   stockholders ...........................      (3,707)         --       --       --       --        --          --      (3,707)
                                               --------          --     ----       --     ----    ------      ------    --------
Balance, December 31, 1996 ................    $  4,880          --     $ --       --     $ --    $   --     $    --    $  4,880
 Distributions to S corporation
   stockholders ...........................      (4,000)         --       --       --       --        --          --      (4,000)
 Exchange of stock related to
   Combination ............................        (880)      7,841       --       --       --       880          --          --
 Stock issuance for acquisitions ..........          --       1,620       --       --       --     1,490          --       1,490
 Stock issuance relating to financing .....          --          --       --    3,032       --     2,789          --       2,789
 Stock issuance, net ......................          --       1,740       --       --       --     1,554          --       1,554
 Preferred dividend and liquidation
   preference .............................          --          --       --       --       --      (169)         --        (169)
 Amortization of discount .................          --          --       --       --       --        --         (45)        (45)
 Net income ...............................          --          --       --       --       --        --          64          64
                                               --------       -----     ----    -----     ----    ------      ------    --------
Balance, December 31, 1997 . ..............    $     --      11,201     $ --    3,032     $ --    $6,544     $    19    $  6,563
 Stock issuance for acquisitions ..........          --         335       --       --       --       776          --         776
 Stock issuance relating to financing .....          --          --       --      500       --     1,000          --       1,000
 Stock redemptions ........................          --         (22)      --       --       --        --          --          --
 Preferred dividend and liquidation
   preference .............................          --          --       --       --       --        --        (340)       (340)
 Amortization of discount .................          --          --       --       --       --        --         (80)        (80)
 Net income ...............................          --          --       --       --       --        --       3,797       3,797
                                               --------      ------     ----    -----     ----    ------      ------    --------
Balance, December 31, 1998 ................    $     --      11,514     $ --    3,532     $ --    $8,320     $ 3,396    $ 11,716
                                               ========      ======     ====    =====     ====    ======      ======    ========

         See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                           Years ended December 31,
                     (In thousands, except per share data)



                                                                                          1998         1997           1996
                                                                                      ------------  -----------   -----------
Cash flows from operating activities:
  Net income ........................................................................  $   3,797    $      64        $  1,693
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Depreciation and amortization ....................................................      1,952          678             611
   Non-cash interest expense ........................................................        782          195              --
   Deferred income taxes ............................................................       (659)        (349)             --
   Non-cash stock compensation ......................................................         --          701              --
   Amortization of deferred revenue .................................................       (457)        (373)          1,048
   Changes in operating assets and liabilities:
    Receivables and contracts in transit ............................................     (8,606)      (8,007)            718
    Inventories .....................................................................     (4,391)     (17,087)           (567)
    Other assets ....................................................................       (500)        (815)           (192)
    Floor plan notes payable ........................................................      9,504        7,918             809
    Accounts payable and accrued liabilities ........................................      2,899        9,489              77
                                                                                       ---------    ---------        --------
      Net cash provided by (used in) operating activities ...........................      4,321       (7,586)          4,197
                                                                                       ---------    ---------        --------
Cash flows from investing activities:
  Capital expenditures ..............................................................     (4,594)      (1,090)           (805)
  Acquisitions, net of cash acquired ................................................    (28,980)     (11,726)             --
                                                                                       ---------    ---------        --------
      Net cash used in investing activities .........................................    (33,574)     (12,816)           (805)
                                                                                       ---------    ---------        --------
Cash flows from financing activities:
  Borrowings on secured lines of credit .............................................     13,025        4,000              --
  Proceeds from issuance of Senior Notes ............................................     11,000       21,851              --
  Proceeds from notes payable and other .............................................      4,033           --              --
  Repayments on notes payable and other .............................................         --       (1,632)            167
  Loan origination costs ............................................................       (258)      (3,602)             --
  Proceeds from issuance of common stock ............................................      1,000        2,789             250
  Proceeds from issuance of preferred stock .........................................         --        3,360              --
  Distributions to S Corporation stockholders .......................................         --       (4,000)         (3,707)
  Preference dividend paid ..........................................................       (280)        (108)             --
                                                                                       ---------    ---------        --------
      Net cash provided by (used in) financing activities ...........................     28,520       22,658          (3,290)
                                                                                       ---------    ---------        --------
      Net increase/(decrease) in cash and equivalents ...............................       (733)       2,256             102
Cash at beginning of period .........................................................      2,924          668             566
                                                                                       ---------    ---------        --------
Cash at end of period ...............................................................  $   2,191    $   2,924        $    668
                                                                                       =========    =========        ========
Cash paid during the period for:
  Interest ..........................................................................  $   4,053    $   5,311        $  2,941
  Income taxes ......................................................................      3,803          885              16
Non-cash activity was as follows:
  Common stock issued for acquisitions ..............................................        776        1,490              --
  Common stock issued as compensation ...............................................         --          701              --
  Capital lease obligation ..........................................................        703           --              --

          See accompanying notes to consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       December 31, 1998, 1997 and 1996


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Organization and Combination

     In July 1997, FirstAmerica Automotive, Inc., a public company with no significant assets or operations, combined (the "Combination") with a group of automobile dealership entities under common ownership and control (the "Price Dealerships"). The stockholders of the Price Dealerships received 5,526,000 shares of FirstAmerica Automotive, Inc.'s common stock, which represented a majority of the total outstanding shares of capital stock of FirstAmerica Automotive, Inc. immediately following the Combination. The Combination was accounted for as the acquisition of FirstAmerica Automotive, Inc. by the Price Dealerships, and, accordingly, the financial statements for periods before the Combination represent the financial statements of the Price Dealerships. FirstAmerica Automotive, Inc. and the Price Dealerships are collectively referred to as "FirstAmerica" or the "Company".


     (b) Business

     The Company is a leading automotive retailer and consolidator in the highly fragmented automotive retailing industry. We currently operate in four major metropolitan markets in California, and are focusing our consolidation strategy in the western United States. Our source of revenues consists of all activities typical of automotive dealerships. These consist of the sale and lease of new and used vehicles, parts and service sales, collision repair service revenues, financing fees, vehicle insurance commissions, document processing fees, extended service warranty sales, and after-market product sales. As of December 31, 1998, we sold 12 domestic and foreign brands consisting of BMW, Buick, Dodge, Honda, Isuzu, GMC, Lexus, Mitsubishi, Nissan, Pontiac, Toyota and Volkswagen.

     The Company's plan is to continue making opportunistic acquisitions in the western United States. The Company currently operates in the following four metropolitan markets:


      o San Francisco Bay Area   o San Jose/Silicon Valley
      o San Diego                o Los Angeles

     (c) Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of FirstAmerica Automotive, Inc. and its subsidiaries. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements. Certain prior period amounts have been reclassified to conform with the current financial statement presentation.


     (d) Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash balances consist of demand deposits.


     (e) Inventories

     Inventories are stated at the lower of cost or market value. Vehicle cost is determined by using the specific identification method. Parts and accessories cost is determined by using the first-in, first-out method (FIFO).


     (f) Property and Equipment

     Property and equipment, including improvements that significantly extend useful lives, are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using a straight-line basis over the shorter of the lease term or estimated useful lives of the assets.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     The range of estimated useful lives is as follows:


  Leasehold improvements .............. 5 to 20 years
  Equipment ........................... 5 to 10 years
  Furniture, signs and fixtures ....... 5 to 10 years
  Company vehicles ....................       5 years

     The cost of maintenance, repairs and minor renewals is expensed as incurred. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the account, and any gain or loss is credited or charged to income.


     (g) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance reduces deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Prior to January 1, 1997, the Company was an S Corporation for federal and state income tax reporting purposes. Federal and state income taxes on the income of an S Corporation are payable by the individual stockholders rather than the corporation. The Company terminated its S Corporation status effective January 1, 1997.


     (h) Financial Instruments

     The carrying amount of current assets and current liabilities approximates fair value because of the short-term nature of these instruments. The carrying amount of long-term debt is not determinable because of the structure of the transaction.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature, involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


     (i) Goodwill and Other Intangible Assets

     Goodwill on acquired dealership operations, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over 40 years. The Company evaluates the periods of amortization continually to determine whether later events and circumstances warrant revised estimates of useful lives.

     Goodwill on software company and other intangible assets are primarily acquired software and intellectual property. Other intangible assets are amortized on a straight-line basis over 5 years.

     Accumulated amortization of goodwill and other intangibles totaled approximately $619,000 and $125,000 as of December 31, 1998 and 1997, respectively. Amortization expense charged to operations totaled $494,000, $102,000 and $23,000 for the years ended December 31, 1998, 1997 and 1996, respectively.


     (j) Impairment of Long-Lived Assets

     The carrying value of long-lived assets, including intangibles, is reviewed if the facts and circumstances, such as significant declines in revenues, earnings or cash flows or material adverse changes in the business climate, suggest that it may be impaired. The Company performs its review by comparing the book value of long-lived assets to the estimated undiscounted cash flows relating to such assets. If any impairment in the value of the long-lived assets is indicated, the carrying value of the long-lived assets is adjusted to reflect such impairment calculated based on the discounted cash flows of the impaired assets or the assets fair value, as appropriate.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     (k) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.


     (l) Revenue Recognition

     Vehicle sales revenue is recognized upon delivery. Service and parts revenues are recognized at the time of product sale or completion of service. Other dealership revenues include finance fees received for notes sold to finance companies. Finance fees are recognized, net of anticipated chargebacks, upon acceptance of the credit by the finance companies. These fees are included in other dealership revenues in the consolidated statements of operations.

     The Company recognizes fees from the sale of third party extended warranty service contracts at the time of sale. Where the Company is the primary obligor of the extended warranty service contract, the costs directly related to sales of the contracts are deferred and charged to expense over the periods that the revenues are recognized. Warranty service contract revenues are included in other dealership revenues in the consolidated statements of operations.


     (m) Advertising

     Advertising costs are expensed in the period in which advertising occurs and are included in selling, general and administrative expenses in the consolidated statements of operations. Advertising expense totaled $9.1 million, $5.9 million and $3.8 million for 1998, 1997 and 1996, respectively.


     (n) Major Suppliers and Dealer Agreements

     The Company purchases substantially all of its new vehicles and inventory from various manufacturers at the prevailing prices charged by the manufacturers. A manufacturer's inability or unwillingness to supply the dealerships with an adequate supply of popular models could affect the Company's overall sales.

     The Company enters into dealer sales and service agreements ("Dealer Agreements") with each manufacturer. The Dealer Agreement generally limits the location of the dealership and grants the manufacturer approval rights over changes in dealership management and ownership. A manufacturer is also entitled to cancel the Dealer Agreement if the dealership is in material breach of its terms.

     The Company's ability to acquire additional dealerships depends, in part, on obtaining manufacturers' approval.


     (o) Pro Forma 1996 Net Income and Per Share Amounts

     Pro forma 1996 net income reflects income tax expense as if the Company had terminated its S Corporation status on January 1, 1996, and had normal statutory tax rates for 1996 (see Note 13). In addition, since the capital structure of the Price Dealerships prior to the Combination is not comparable to the capital structure subsequent to the Combination, pro forma net income per share for 1996 is presented based on the 5,526,000 shares issued to the Price Dealership stockholders in the Combination.


     (p) Stock-based Compensation

     As allowed under the provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation", the Company recognizes compensation expense using the intrinsic value-based method of valuing stock options prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Under the intrinsic value-based method, compensation cost is measured as the amount by which the quoted market price of the Company's stock at the date of grant exceeds the stock option exercise price.


     (q) Comprehensive Income

     The Company has determined that net income and comprehensive income are the same for the periods presented.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(2) ACQUISITIONS
     Acquisitions Completed During the Year Ended December 31, 1998

     On April 1, 1998, the Company acquired substantially all of the operating assets of Beverly Hills, BMW, Ltd., a BMW automobile dealership located in West Los Angeles, California. On June 12, 1998, the Company acquired substantially all of the operating assets of Starfire Body Shop located in San Jose, California. On June 19, 1998, the Company acquired substantially all of the operating assets of Burgess British Cars, Inc., a Honda automobile dealership located in Daly City, California. On October 19, 1998, the Company acquired all of the outstanding capital stock of an authorized Toyota automobile dealership commonly known as Concord Toyota located in Concord, California. On November 19, 1998, the Company acquired substantially all of the operating assets of Woodland Hills Volkswagen. On December 31, 1998, the Company completed the acquisition of an automotive-related software company, DSW & Associates, Inc., commonly known as Auto Town. The aggregate consideration paid for the acquisitions completed during 1998 was $29.8 million, consisting of $29.0 million in cash and 0.3 million shares of Class A Common Stock.

     All of the acquisitions were accounted for using the purchase method of accounting and the operating results of these acquisitions have been included in the Company's results of operations since the date they were acquired. The purchase prices have been allocated to assets acquired and liabilities assumed based on the fair values on the acquisition dates. Amounts recorded for these acquisitions were as follows: current assets, net of cash acquired, of $10.4 million, fixed assets of $0.8 million, goodwill and other intangibles of $27.5 million, floor plan and other liabilities of $7.8 million, and recognition of deferred tax liability of $1.1 million.


     Acquisitions Completed During the Year Ended December 31, 1997

     During 1997, the Company acquired substantially all of the operating assets of eight automobile dealerships. The aggregate consideration paid for the acquired dealerships during 1997 was $13.2 million, consisting of $11.7 million in cash, 1.6 million shares of Class A Common Stock, and warrants to acquire up to 20,000 shares of Class A Common Stock. Amounts recorded for these acquisitions were as follows: current assets, net of cash acquired, of $25.9 million, fixed assets of $3.4 million, non-current assets of $0.1 million, goodwill of $4.8 million and floor plan notes payable and current liabilities of $21.0 million.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the acquisitions completed in 1998 and 1997 had occurred as of January 1, 1997 after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt, reductions in floorplan interest expense resulting from re-negotiated floorplan financing agreements and related income tax effects. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of results of operations that would have occurred had the acquisitions been completed on January 1, 1997. These results are also not necessarily indicative of the results of future operations:



                                                               1998         1997
                                                          ------------- -----------
                                                            (dollars in thousands
                                                           except per share data)
                                                                 (unaudited)
        Total sales .....................................   $ 874,223    $756,035
        Income (loss) before taxes ......................       4,521      (2,308)
        Net income (loss) ...............................       2,577      (1,316)
        Net income (loss) per common share--diluted .....   $    0.15   $   (0.12)

     Acquisitions Closed After December 31, 1998 and Pending Acquisitions

     We completed one dealership acquisition in March 1999 and currently have one automobile dealership acquisition pending. The aggregated estimated purchase price for the two acquisitions is approximately $8.0 million. We financed the completed acquisition with $2.0 million of notes payable to sellers and a $1.0 million note payable to the CEO of the Company. We will finance the pending acquisition utilizing our secured lines of credit.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(3) ACCOUNTS RECEIVABLE
     Accounts receivable is comprised of the following (in thousands):



                                                    December 31,
                                                ---------------------
                                                   1998       1997
                                                ---------- ----------
    Accounts receivable ........................  $16,341    $10,648
    Accounts receivable--related party (Note 15)    2,528        733
                                                  -------    -------
    Total accounts receivable ..................   18,869     11,381
    Less allowance for doubtful accounts .......      409        320
                                                  -------    -------
    Accounts receivable, net ...................  $18,460    $11,061
                                                  =======    =======

(4) INVENTORIES

     Inventories are comprised of the following (in thousands):



                                      December 31,
                                  ---------------------
                                     1998       1997
                                  ---------- ----------
  New vehicles ..................  $65,152    $58,344
  Used vehicles .................   20,049     15,040
  Parts and accessories .........    5,746      5,223
                                   -------    -------
  Inventories ...................  $90,947    $78,607
                                   =======    =======

(5) PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following (in thousands):



                                            December 31,
                                         -------------------
                                            1998      1997
                                         --------- ---------
  Leasehold improvements ...............  $ 3,255   $2,392
  Equipment ............................    3,413    2,924
  Furniture, signs and fixtures ........    5,576    2,333
  Company vehicles .....................    1,088      832
                                          -------   ------
  Total property and equipment .........   13,332    8,481
  Less accumulated depreciation ........    3,453    2,133
                                          -------   ------
  Property and equipment, net ..........  $ 9,879   $6,348
                                          =======   ======

(6) FLOOR PLAN NOTES PAYABLE AND SECURED LINES OF CREDIT

     In July 1997, the Company entered into a three year $175 million Loan and Security Agreement with a financial company, replacing an existing $37 million line of credit to the Company. The Loan and Security Agreement matures in July 2000.

     The Loan and Security Agreement permits the Company to borrow up to $115 million in floor plan notes payable, restricted by new and certain used vehicle inventory and provides an additional line of credit up to $35 million ("Revolver Advances"), restricted by used vehicle and parts inventory. The Loan and Security Agreement also provides a discretionary line up to $25 million ("Discretionary Advances") which the financial company makes at its absolute discretion upon request of the Company.

     Floor plan notes payable are due when vehicles are sold, leased, or delivered. Revolver Advances are due whenever the used vehicle and parts borrowing base as defined in the Loan and Security Agreement is exceeded. The Loan and Security Agreement grants a collateral interest in substantially all of the Company's assets.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(6) FLOOR PLAN NOTES PAYABLE AND SECURED LINES OF CREDIT -- (Continued)

     As of December 31, 1998 and 1997, the Company had floor plan notes payable of $81.5 and $67.4 million, respectively, and outstanding Revolver Advances of $17.0 and $4.0 million, respectively. Revolver Advances are classified as secured lines of credit in the accompanying financial statements. There were no Discretionary Advances outstanding as of December 31, 1998 and 1997. As of December 31, 1998 and 1997, $5.0 million and zero of the Revolver Advances were guaranteed by a Trust affiliated with the Chief Executive Officer.

     The availability of the company to draw on the floor plan notes payable, Revolver Advances, and Discretionary Advances, for the purpose of acquiring automobile dealerships, is limited by the amount of vehicle and parts inventory of the acquired dealership.

     Interest rates on the floor plan notes and the Revolver Advances are variable and change based on movements in the prime rate. The interest rates equal the prime rate minus 35 to 75 basis points, which was 8.15% to 7.00% and 8.15% to 7.75% at December 31, 1998 and 1997. During 1998 and 1997, the average monthly borrowing on the floor plan notes and Revolver Advances was $73.4 and $44.0 million and $13.5 and $0.3 million, respectively, and the aggregate average interest rate was 7.67% and 7.75%, respectively. Interest expense was $6.7 and $3.8 million at December 31, 1998 and 1997.

     The Loan and Security Agreement contains various financial covenants such as minimum interest coverage, working capital, and maximum debt to equity ratios.


(7) SENIOR NOTES

     At the time of the Combination (see Note 1), the Company entered into a Securities Purchase Agreement with a financial company to provide an aggregate funding commitment of up to $40 million. In exchange for the $40 million, the Company had the ability to issue on a pro-rata basis up to $36 million of 12.375% Senior Notes, $3.5 million of 8% Cumulative Redeemable Preferred Stock ("CRPS"), and $0.5 million Redeemable Preferred Stock ("RPS"), and up to 5 million shares of the Company's Class B Common Stock, par value $0.00001 per share.

     In 1997, the Company had received $28 million from the financial company. In exchange, the Company issued notes with a principal amount of $24 million at a discount of $2.2 million, 3,500 shares of CRPS at a discount of $0.6 million, 500 shares of RPS at a discount of $0.1 million and 3,032,000 shares of Class B Common Stock at $0.92 per share. The notes and the preferred stock are due June 30, 2005 (see Note 8).

     In 1998, the Company received an additional $12.0 million from the financial company. In exchange, the Company issued 12.375% Senior Notes with a principal amount of $12.0 million at a discount of $1.0 million, and issued 0.5 million shares of Class B Common Stock at $2.00 per share. The notes are due June 30, 2005.

     For financial reporting purposes, the difference between the issue price and the face value of each security is recorded as a discount and is amortized over the life of each security using the effective interest method. The discount amortization on the notes is included in interest expense, and the CRPS and RPS discount amortization is recorded as a deduction from retained earnings. The Company incurred $3.5 and $1.5 million in interest expense related to the notes during 1998 and 1997, including $224,000 and $88,000, respectively, for the non-cash amortization of discount.

     The notes are unsecured and subordinated to all debts of the Company's operating subsidiaries, rank pari passu to the Company's other existing and future senior indebtedness, and are senior in right of payment to any future subordinated debt of the Company. The CRPS and RPS shares will be subordinate to all the debt of the Company and its subsidiaries and have priority over the common stock of the Company.

     On July 1, 2003 and July 1, 2004, the Company shall redeem the notes in the aggregate principal amount equal to the lesser of (a) 30% of the aggregate principal amount of notes issued or (b) the aggregate amount of issued and outstanding notes on such date. On these dates, the Company shall redeem the notes, at the applicable redemption price plus all accrued and unpaid interest on the notes to the redemption date. On June 30, 2005, the Company shall redeem all remaining issued and outstanding notes, including accrued and unpaid interest.

     The Company can redeem all the notes or any part thereof, at any time, upon due notice to the holders of the notes. The redemption price for the period beginning July 1, 1998 through June 30, 1999 is 108.75% of the principal balance and

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(7) SENIOR NOTES -- (Continued)

decreases by 1.25% for each year on July 1, thereafter. The redemption price on June 30, 2005 is equal to the CRPS and RPS liquidation preference of $1,000 and $1,720 respectively. If the aggregate outstanding principal balance of the notes, at any time, is less than $2 million, the Company is required to redeem all outstanding notes. If the Company has a public offering of its stock, the Company may within 45 days of consummation of public offering, redeem all the outstanding notes. In such circumstances, the redemption price for the period July 1, 1998 to June 30, 1999 is 104.375% of the principal balance and decreases by 0.625% for each year on July 1, thereafter.

     The Securities Purchase Agreement contains various financial covenants such as minimum interest coverage, and non-financial covenants including limitations on the Company's ability to pay dividends, retire or acquire debt, make capital expenditures, and sell assets.


(8) REDEEMABLE PREFERRED STOCK

     The Company has 10,000 shares of authorized Preferred Stock with par value of $0.00001 per share. In connection with the Securities Purchase Agreement (see
Note 7), the Company issued 3,500 shares of CRPS, due June 30, 2005, with a par value of $0.00001 per share, and 500 shares of RPS, due June 30, 2005, with a par value of $0.00001 per share. As of December 31, 1998 and 1997, 3,500 CRPS and 500 RPS were issued and outstanding.


     CRPS

     The holders of CRPS are entitled to receive a dividend at an annual rate of 8% of CRPS, payable, equally, on May 31, and November 30 of each year. Any unpaid dividends accrue cumulatively at an annual rate of 14%. The Company is required to redeem the CRPS on June 30, 2005, but CRPS may be redeemed, all or in part, at any time prior to that date at the Company's election.

     The liquidation preference for each share of CRPS is $1,000. The redemption price per share (expressed as a percentage of the CRPS liquidation preference) for the period beginning June 30, 1998 to June 29, 1999, is 108.75% of the CRPS liquidation preference and decreases by 1.25% for each year on June 30, thereafter. The redemption price per share on June 30, 2005, is equal to the CRPS liquidation preference.


     RPS

     The holders of RPS are not entitled to receive any dividends. Each RPS share has an initial liquidation preference of $1,080, which increases by $80 per share each year on June 30. The RPS liquidation preference will be $1,720 on June 30, 2005. All the RPS, or any part thereof, may be redeemed for cash at the Company's election. The redemption price per share (expressed as a percentage of the RPS liquidation preference) for the period June 30, 1998 to June 29, 1999 is 108.75% of the RPS liquidation preference and decreases by 1.25% for each year on June 30, thereafter. The redemption price per share on June 30, 2005, is equal to the RPS liquidation preference.

     The Preferred Stock has no voting rights except (a) as required by the law of the State of Delaware, (b) to approve certain transactions that would otherwise violate the terms of Agreement governing the sale of Preferred Stock by the Company (see Note 7), and (c) to elect a director to the Board of Directors to represent the CRPS stockholders if dividends on CRPS remain in arrears and unpaid for two semiannual dividend periods, or, if the Company fails to mandatorily redeem the Preferred Stock after June 30, 2005.

     During 1998 and 1997, the Company recorded $280,000 and $128,000 as CRPS preference dividend, $60,000 and $40,000 for the accretion of the RPS liquidation preference with a corresponding charge to paid in capital, and $80,200 and $45,000 for the non-cash amortization of the discount with a corresponding charge to retained earnings.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(9) COMMON STOCK
     The Company has authorized Class A Common Stock of 30 million shares, Class B Common Stock of 5 million shares, and Class C Common Stock of 30 million shares, all with a par value of $0.00001 per share.

     The Class A and Class B Common Stock have equal voting rights and the Class C Common Stock is non-voting, except as otherwise required by Delaware law. Class B Common Stockholders, voting as a separate class, are entitled to elect one Director to the Board of Directors of the Company. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon the closing of a firm commitment to register at least $50 million of Common Stock under the Securities Act of 1933. Class C Common Stock will be issued only under certain conditions as defined in the Certificate of Incorporation.

     The Company is prohibited from paying dividends on its common stock so long as any shares of CRPS are outstanding. Under certain circumstances pursuant to the terms of its financing agreements, the Company is prohibited from paying dividends on its common stock.


(10) STOCK OPTIONS

     The Company's Board of Directors has approved the 1997 Stock Option Plan, as amended through October 27, 1998, (the "Option Plan"), pursuant to which an aggregate of 1.5 million shares of Class A Common Stock were reserved for issuance to key employees of the Company. The Option Plan permits awards of either incentive or non-qualified stock options. The exercise price of the options may not be less than the fair market value as determined by a committee of the Board of Directors. As of December 31, 1998, the Company has granted options to employees covering an aggregate of 1,450,000 shares of Class A common stock. The options vest over a five year period, and expire if unexercised ten years from the date of grant.

     The following table summarizes the Company's outstanding stock options (in thousands, except per share data):



                                                        Years Ended December 31,
                                           --------------------------------------------------
                                                     1998                      1997
                                           ------------------------- ------------------------
                                            Number      Weighted      Number      Weighted
                                              of         Average        of        Average
                                            Shares   Exercise Price   Shares   Exercise Price
                                           -------- ---------------- -------- ---------------
   Options outstanding, beginning of year     942        $ 2.65          --           --
   Granted ...............................    508        $ 3.61         942       $ 2.65
   Exercised .............................     --            --          --           --
   Forfeited .............................      2        $ 4.00          --           --
                                              ---        ------         ---       ------
   Options outstanding, end of year ......  1,448        $ 2.78         942       $ 2.65
                                            =====        ======         ===       ======
   Options exercisable, end of year ......    360        $ 2.20         103       $ 2.09
                                            =====        ======         ===       ======

     The Company has elected the disclosure requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123") and continues to recognize compensation expense as prescribed in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"). Under this method of accounting for stock options, compensation cost is measured as the amount by which the fair value of the company's stock at the grant date exceeds the stock option exercise price. For the years ended December 31, 1998 and 1997, compensation expense was $0 and $701,000, respectively.

     The weighted average remaining contractual life of options outstanding is
9.0 years. The weighted average fair value of options granted was $0.73 during 1998 and $0.25 during 1997. The fair value of each option grant is estimated based on the date of grant using the Black-Scholes option valuation model with the following assumptions used for grants made in 1998: expected common stock price volatility of 50%, risk-free interest of 4.75%, and an expected option life of 5.0 years. The following assumptions were used for grants made in 1997: expected volatility of 42%, risk-free interest of 6.25%, and an expected option life of 5.5 years.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(10) STOCK OPTIONS -- (Continued)

     Had compensation expense of the Company's stock-based compensation plan been determined based on the fair value method prescribed by SFAS No. 123, the Company's pro forma net income and diluted earnings per share for the years ended December 31, 1998 and 1997 would have been (in thousands except per share amounts):



                                                   1998        1997
                                               ----------- -----------
  Net income
     As reported .............................  $  3,797     $    64
     Pro forma ...............................     3,679          18
  Net income (loss) per common share--basic ..
     As reported .............................  $   0.24     $ (0.01)
     Pro forma ...............................      0.23       (0.02)
  Net income (loss) per common share--diluted
     As reported .............................  $   0.23     $ (0.01)
     Pro forma ...............................      0.22       (0.02)

(11) WARRANTS

     During 1998 and 1997, the Company issued warrants to purchase approximately 40,000 and 332,000 shares of Class A Common Stock at an exercise price of $2.00 and $0.92 per share respectively. The warrants expire in 2002 and 2003 and were issued in connection with obtaining financing of the senior notes.


(12) EARNINGS PER SHARE

     The following table reconciles basic and diluted earnings per share for the years ended December 31, 1998, 1997, and 1996 (in thousands, except per share data):



                                                                                  1998        1997        1996
                                                                              ----------- ----------- -----------
   Net income per income statement(a) .......................................  $  3,797    $     64     $ 1,027
   Less:
    Cumulative redeemable preference dividends ..............................       280         128          --
    Redeemable preferred stock liquidation preference accretion .............        60          40          --
    Cumulative and redeemable preferred stock discount amortization .........        80          45          --
                                                                               --------    --------     -------
   Net income applicable to common stockholders .............................     3,377        (149)      1,027
   Add:
    Interest charges applicable to convertible debt .........................        44          --          --
                                                                               --------    --------     -------
   Net income applicable to common stockholders and assumed conversions .....  $  3,421    $   (149)    $ 1,027
                                                                               ========    ========     =======
   Basic Earnings Per Share:
   Weighted average common shares outstanding--basic(b) .....................    14,341      10,915       5,526
                                                                               ========    ========     =======
   Net income (loss) per common share--basic ................................  $   0.24   $   (0.01)    $  0.19
                                                                               ========   =========     =======
   Diluted Earnings Per Share:
   Weighted average common shares outstanding--basic(b) .....................    14,341      10,915       5,526
   Net effect of dilutive stock options .....................................       282          --          --
   Net effect of warrants ...................................................       205          --          --
   Net effect of convertible notes ..........................................       100          --          --
                                                                               --------   ---------     -------
   Total weighted average common shares outstanding--diluted(b) .............    14,928      10,915       5,526
                                                                               ========   =========     =======
   Net income (loss) per common share--diluted(c) ...........................  $   0.23   $   (0.01)    $  0.19
                                                                               ========   =========     =======

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(12) EARNINGS PER SHARE -- (Continued)

---------
(a) Net income for 1996 is presented on a pro forma basis to reflect net income that would have been reported if the Company had been a C Corporation instead of an S Corporation for the year ended December 31, 1996. See Note 13 on Income Taxes.

(b) Since the capital structure of the Price Dealerships prior to the combination is not comparable to the capital structure subsequent to the combination, the number of weighted average shares, both basic and diluted, for 1996 is presented based on the 5,526,000 shares issued to the Price Dealership stockholders in the Combination.

(c) In 1997, diluted earnings per share does not include dilutive securities, such as options and warrants, as their inclusion would be anti-dilutive for 1997.


(13) INCOME TAXES

     On January 1, 1997, the Company terminated its S Corporation election and elected C Corporation status. This change in tax status resulted in the immediate recognition of $214,000 in net deferred tax assets. In connection with the change in tax status, the Company changed its method of valuing inventories from the last-in first-out ("LIFO") method to the specific identification method. This change resulted in a tax liability of $1.4 million and is payable equally over the next six years ("LIFO recapture").

     Income tax expense (benefit) consists of the following (in thousands):



                              Years Ended
                              December 31,
                           -------------------
                              1998      1997
                           --------- ---------
  Current
  Federal ................  $2,795    $  625
  State ..................     728       170
                            ------    ------
  Total Current ..........   3,523       795
  Deferred
  Federal ................    (523)     (306)
  State ..................    (136)      (43)
                            ------    ------
  Total Deferred .........    (659)     (349)
                            ------    ------
  Total ..................  $2,864    $  446
                            ======    ======

     The income tax rate on pre-tax income differed from the federal statutory rate as follows:



                                                                            Years Ended
                                                                            December 31,
                                                                 ----------------------------------
                                                                  1998        1997          1996
                                                                 ------   -----------   -----------
        Computed tax expense .................................     34%        34%            34%
          State taxes ........................................      6%        25%            --
          Permanent difference ...............................      2%        --             --
          S Corporation status ...............................     --         --            (31)%
          Change in tax status to C corporation including LIFO
           recapture .........................................     --        (42)%           --
          Non-deductible stock compensation ..................     --         56%            --
          Other ..............................................      1%        15%            --
                                                                   --     --------        ------
           Total .............................................     43%        88%             3%
                                                                   ==     ========        ======

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(13) INCOME TAXES -- (Continued)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, are presented below (in thousands):



                                                       1998        1997
                                                   ----------- -----------
        Deferred tax assets:
         Extended warranty service contracts .....  $  1,001    $  1,184
         State taxes .............................       217          58
         Accrued bonuses and vacation ............       624         204
         Allowance for doubtful accounts .........       210         132
         Other accrued liabilities ...............       306          32
                                                    --------    --------
           Total deferred tax assets .............     2,358       1,610
        Deferred tax liabilities:
         Acquired tax basis difference ...........    (1,210)         --
         LIFO recapture ..........................      (988)     (1,160)
         Other ...................................      (362)       (101)
           Total deferred tax liabilities ........    (2,560)     (1,261)
                                                    --------    --------
           Net deferred tax (liabilities) assets .  $   (202)   $    349
                                                    ========    ========

     Pro Forma Income Taxes

     Prior to January 1, 1997, the Company was an S Corporation. The following unaudited pro forma provision for income taxes reflects the components of income tax expense that would have been reported if the Company had been a C Corporation for the year ended December 31, 1996 (in thousands):



                                                Federal   State   Total
                                               --------- ------- ------
       Year ended December 31, 1996 ..........   $ 592    $122    $714
                                                 =====    ====    ====

(14) EMPLOYEE BENEFIT PLANS

     Substantially all of the employees of the Company are eligible to participate in the FirstAmerica Automotive, Inc. Retirement Savings Plan ("the Plan"), a defined contribution plan, after meeting minimum service requirements. Employees of acquired companies are eligible to join the Plan if or when the minimum service criteria has been met. Service completed at the time of acquisition will apply towards the meeting of the criteria. The Company has recorded matching contributions in the amount of approximately $440,000, $334,000, and $196,000, in 1998, 1997 and 1996, respectively.


(15) RELATED PARTY TRANSACTIONS

     Accounts Receivable

     The Company had accounts receivable from related parties of $2.5 million at December 31, 1998. Of this amount, $2.4 million relates to a receivable from the Chief Executive Officer of the Company related to leasehold improvements paid by the Company on a building the Company leases from the CEO. The Company was subsequently reimbursed for the original cost of the leasehold improvements in January 1999. The remaining $0.1 million relates to an advance to an executive.


     Operating Leases

     The Company leases facilities under various agreements from a Trust affiliated with the Chief Executive Officer ("CEO") of the Company, and from partnerships in which the Chairman of the Company and the CEO are partners. During 1997, a partnership in which the Chairman of the Company is a partner purchased a facility leased by the Company. As part of the acquisition, the partnership reimbursed the Company $0.8 million for leasehold improvements.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(15) RELATED PARTY TRANSACTIONS -- (Continued)

     These leases have an initial term of 15 years and are renewable at the option of the Company. Selling, general and administrative expense includes related party rental expense of $4.6 million, $2.3 million, and $1.7 million in 1998, 1997, and 1996, respectively.


     Acquisitions

     On June 1998, the Company acquired substantially all of the operating assets of a Honda automobile dealership located in Daly City, California. The purchase price was partially financed by the proceeds of a $4.0 million loan from the Chairman of the Company's Board of Directors to the Company. Pursuant to the terms of a Letter of Agreement, the Chairman is entitled to a 3% origination fee on the loan, and the Company will be responsible for interest payments to the commercial bank that made a $4.0 million personal loan to the Chairman. The principal amount is due at the earlier of June 1, 1999 or upon the refinancing and/or equity offering of either preferred or common shares in the Company. The Company believes the terms of the origination fee paid to the Chairman are no less favorable to the Company than those arranged with other parties. The $4.0 million loan outstanding at December 31, 1998 is included in other notes payable in the accompanying condensed consolidated financial statements. As of December 31, 1998 the origination fee in the amount of $120,000 is outstanding and is included in accrued liabilities in the accompanying financial statements.

     On October 1, 1998, the Company completed the acquisition of an authorized Toyota automobile dealership. Pursuant to a Stock Purchase Agreement dated July 17, 1998, the Company acquired all of the outstanding capital stock from the Seller. The Seller's trustee is the father of an officer of the Company. The Company believes it purchased the Corporation under terms no less favorable to the Company than those arranged with other parties. In connection with the acquisition, the Company issued options to purchase 100,000 shares of Class A Common Stock at an exercise price of $2.00 per share to the officer of the Company as a finders fee, in accordance with the terms of his employment agreement with the Company.

     During 1997, the Company issued 1.3 million shares of its Class A Common Stock in exchange for substantially all the operating assets of a dealership owned by the Chairman of the Company. The Chairman was indebted to the Company in the amount of approximately $500,000 as a result of this transaction, which was subsequently paid.

     During 1997, the Company acquired substantially all the operating assets of a dealership owned by an officer of the Company for $2.9 million.

     The Company believes it purchased the dealerships acquired from related parties under terms no less favorable than those arranged with other parties.


     Management Services

     In July 1997, a Company affiliated with the CEO provided management services to the Company. Selling, general and administrative expense includes approximately $0.8 million and $1.8 million for the years ended December 31, 1997 and 1996, respectively for data processing, executive compensation, professional, and other services.


     Legal Services

     A law firm, in which one of the Directors of the Company is a partner, provides legal services to the Company which amounted to approximately $0.4 million in both 1998 and 1997.


     Notes Payable

     The Company had $0.6 million of convertible notes payable due to stockholder at December 31, 1998 and 1997, respectively. These notes are convertible into Class A Common Stock at $4.00 per share.


(16) OPERATING SEGMENTS

     The Company operates primarily in the automotive segment in California. The Company sells new vehicles, used vehicles, light trucks, and replacement parts. In addition, it provides vehicle maintenance and repair services, and arranges related financing and warranty products for its automotive customers.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(16) OPERATING SEGMENTS -- (Continued)

     To supplement its core business, the Company acquired on December 31, 1998 a software company, Auto Town, that provides software products and services to automobile dealerships. The acquisition was accounted for as a purchase, and the results of operations were not included prior to December 31, 1998.


(17) COMMITMENTS AND CONTINGENCIES

     Operating and Capital Leases

     All of the Company's operations are conducted in leased facilities. The Company leases certain facilities from certain officers of the Company (see Note
15). The minimum future rental payments by the Company as of December 31, 1998 are as follows (in thousands):



                                                           Operating Leases
                                                         --------------------
                                                          Related              Capital
Years ending December 31,                                 Parties     Other    Leases
-------------------------------------------------------- --------- ---------- --------
     1999 ..............................................  $ 5,024   $ 5,964    $  177
     2000 ..............................................    5,125     5,617       177
     2001 ..............................................    5,300     5,006       177
     2002 ..............................................    5,124     4,540       177
     2003 ..............................................    5,129     4,409       154
     Thereafter ........................................   33,371    19,616        --
                                                          -------   -------    ------
       Total minimum lease payments ....................  $59,073   $45,152       862
                                                          =======   =======
       Less amount representing interest ...............                         (159)
                                                                               ------
       Present value of net minimum lease payments .....                       $  703
                                                                               ======

     The current portion of capital lease payments of $122,000 is included in notes payable and other in the accompanying consolidated financial statements.

     The non-current portion of the capital leases of $581,000 and the non-current portion of an equipment financing loan of $805,000, which bears interest at 8.25% and amortizes monthly expiring in December 2002, are included in capital lease obligation and equipment loan in the accompanying financial statements.

     Rental expense for operating leases was $9.0 million, $5.8 million, and $2.8 million in 1998, 1997 and 1996, respectively.


     Litigation

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position or the future results of operations and cash flows.


(18) COMBINATION AND RELATED EXPENSES

     During 1997, the Company incurred $2.3 million in certain legal, accounting, consulting and compensation expenses associated with the combination and development of its organization and business plan. There were no combination and related expenses in 1998.


(19) SUBSEQUENT EVENT

     In March 1999, the Company sold the operating assets of Serramonte GMC to the manufacturer and recorded net proceeds of approximately $1.7 million.

                         FIRSTAMERICA AUTOMOTIVE, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

(20) SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)
     The following table summarizes the Company's results of operations as presented in the Consolidated Statements of Income by quarter for 1998 and 1997 (in thousands, except per share data).



                                                  First         Second        Third         Fourth
                                                 Quarter       Quarter       Quarter       Quarter
                                              ------------- ------------- ------------- -------------
 Year Ended December 31, 1998
  Total sales ...............................   $ 160,617     $ 183,051     $ 223,486     $ 215,917
  Gross profit ..............................      24,418        28,911        33,739        32,101
  Operating income ..........................       3,361         4,563         5,552         4,138
  Income before income taxes ................       1,290         1,902         2,812           657
  Net income ................................         735         1,084         1,603           375
  Net income per share--diluted .............        0.04          0.07          0.10          0.02
 Year Ended December 31, 1997
  Total sales ...............................   $  93,024     $  97,050     $ 139,172     $ 144,802
  Gross profit ..............................      12,433        13,616        19,275        22,428
  Operating income ..........................       1,093          (518)        2,131         3,339
  Income before income taxes ................         271        (1,441)          416         1,264
  Net income (loss) .........................          34          (179)           51           158
  Net income (loss) per share--diluted ......         0.01        (0.02)            0             0

                         FIRSTAMERICA AUTOMOTIVE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                 (In thousands)
                                  (Unaudited)



                                                                                            September 30,     December 31,
                                                                                                 1999            1998
                                                                                           ---------------   -------------
ASSETS
Cash and cash equivalents ................................................................     $ 14,295       $    2,191
Contracts in transit .....................................................................       22,872           13,567
Accounts receivable, net .................................................................       27,201           18,460
Inventories ..............................................................................      147,070           90,947
Deferred income taxes ....................................................................           --              853
Deposits, prepaid expenses and other .....................................................        5,976            2,996
Assets held for sale .....................................................................        6,544               --
                                                                                               --------         --------
   Total current assets ..................................................................      223,958          129,014
Property and equipment, net ..............................................................       16,096            9,879
Other assets:
 Loan origination and other costs, net ...................................................        3,414            3,107
 Other noncurrent assets .................................................................        2,996            2,457
 Goodwill and other intangible assets, net ...............................................      123,734           33,995
                                                                                               --------         --------
   Total assets ..........................................................................     $370,198       $  178,452
                                                                                               ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floor plan ..............................................................................     $117,164       $   81,452
 Secured lines of credit .................................................................           --           17,025
 Notes payable -- Ford Motor Credit ......................................................      135,292               --
 Notes payable and other .................................................................        7,086            5,512
 Accounts payable ........................................................................       10,003            6,009
 Accrued liabilities .....................................................................       39,607           13,028
 Deferred income taxes ...................................................................          886               --
 Deferred revenue ........................................................................        1,514            2,054
                                                                                               --------         --------
   Total current liabilities .............................................................      311,552          125,080
Long-term liabilities:
 Capital lease obligation and other long term notes ......................................        4,033            1,386
 Senior notes, net of (discount of $2,593 in 1999 and $2,839 in 1998).....................       33,407           33,161
 Deferred income taxes ...................................................................        1,056            1,055
 Deferred revenue ........................................................................        1,601            2,475
                                                                                               --------         --------
   Total liabilities .....................................................................      351,649          163,157
                                                                                               --------         --------
Cumulative redeemable preferred stock, $.00001 par value; 3,500 shares issued and outstanding in 1999 and 1998 (net of discount of $403 in 1999 and $456 in 1998, liquidation
preference of $3,500 in 1999 and 1998) ...................................................        3,097            3,044
Redeemable preferred stock, $.00001 par value; 500 shares issued and in 1999 and 1998
(net of discount of $58 in 1999 and $65 in 1998, liquidation preference of $640 in 1999 and
$600 in 1998) ............................................................................          572              535
Stockholders' equity:
 Common stock, $0.00001 par value:
   Class A, 30,000,000 shares authorized, 11,675,711 shares issued and outstanding in
1999 and 11,514,044 issued and outstanding in 1998 .......................................           --               --
   Class B, 5,000,000 shares authorized, 3,532,000 shares issued and outstanding in 1999
  and 1998 ...............................................................................           --               --
   Class C, 30,000,000 shares authorized, 0 shares issued and outstanding ................           --               --
 Additional paid-in capital ..............................................................        8,571            8,320
 Retained earnings .......................................................................        6,309            3,396
                                                                                               --------         --------
   Total stockholders' equity ............................................................       14,880           11,716
                                                                                               --------         --------
                                                                                               $370,198         $178,452
                                                                                               ========         ========

     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                       (In thousands, except share data)
                                  (Unaudited)



                                                                 Three Months Ended             Nine Months Ended
                                                                    September 30,                 September 30,
                                                            ----------------------------- -----------------------------
                                                                 1999           1998           1999           1998
                                                            -------------- -------------- -------------- --------------
Sales:
 New vehicle ..............................................  $   193,862    $   141,870    $   515,009    $  341,488
 Used vehicle .............................................       60,125         49,950        172,206       142,098
 Service and parts ........................................       34,433         24,867         90,142        65,917
 Other dealership revenues, net ...........................        8,212          6,799         24,979        17,651
                                                             -----------    -----------    -----------   -----------
  Total sales .............................................      296,632        223,486        802,336       567,154
Cost of sales:
 New vehicle ..............................................      178,455        130,801        475,233       314,975
 Used vehicle .............................................       54,579         45,486        155,548       129,408
 Service and parts ........................................       18,031         13,460         47,894        35,703
                                                             -----------    -----------    -----------   -----------
  Total cost of sales .....................................      251,065        189,747        678,675       480,086
                                                             -----------    -----------    -----------   -----------
 Gross profit .............................................       45,567         33,739        123,661        87,068
Operating expenses:
 Selling, general and administrative ......................       36,850         27,486        101,483        71,926
 Depreciation and amortization ............................        1,182            701          3,354         1,666
                                                             -----------    -----------    -----------   -----------
  Operating income ........................................        7,535          5,552         18,824        13,476
Other income/(expense):
 Interest expense, floor plan .............................       (1,868)        (1,483)        (5,026)       (4,172)
 Interest expense, other ..................................       (2,343)        (1,257)        (6,062)       (3,300)
 Written off IPO costs ....................................       (2,564)            --         (2,564)           --
 Gain on sale of dealership ...............................           --             --          1,253            --
                                                             -----------    -----------    -----------   -----------
  Income before income taxes ..............................          760          2,812          6,425         6,004
Income tax expense ........................................          776          1,209          3,212         2,582
                                                             -----------    -----------    -----------   -----------
  Net income (loss) .......................................  $       (16)   $     1,603    $     3,213    $    3,422
                                                             ===========    ===========    ===========   ===========
Net income (loss) per common share -- basic ...............  $     (0.01)   $      0.11    $      0.19    $     0.22
                                                             ===========    ===========    ===========   ===========
Weighted average common shares outstanding -- basic .......   15,207,711     14,210,969     15,156,063    14,215,381
                                                             ===========    ===========    ===========   ===========
Net income (loss) per common share -- diluted .............  $     (0.01)   $      0.10    $      0.19    $     0.21
                                                             ===========    ===========    ===========   ===========
Weighted average common shares outstanding -- diluted .....   15,207,711     14,796,141     15,837,956    14,783,612
                                                             ===========    ===========    ===========   ===========

     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     NINE MONTHS ENDED SEPTEMBER 30, 1999


                                 (In thousands)
                                  (Unaudited)



                                                        FirstAmerica Automotive, Inc.
                                                                Common Stock
                                                     -----------------------------------
                                                          Class A           Class B
                                                     ----------------- -----------------  Paid-in   Retained    Total
                                                      Shares   Amount   Shares   Amount   Capital   Earnings   Equity
                                                     -------- -------- -------- -------- --------- ---------- ----------
 Balance, December 31, 1998 ........................  11,514     $--    3,532      $--    $8,320     $3,396    $11,716
 Stock options exercised ...........................     161      --       --       --       251         --        251
 Preferred dividend and liquidation preference .....                                                   (240)      (240)
 Amortization of discount ..........................                                                    (60)       (60)
 Net income ........................................                                                  3,213      3,213
                                                      ------     ---    -----      ---    ------     ------    -------
 Balance, September 30, 1999 .......................  11,675     $--    3,532      $--    $8,571     $6,309    $14,880
                                                      ======     ===    =====      ===    ======     ======    =======

     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.


                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (In thousands)
                                  (Unaudited)



                                                                                             Nine Months Ended
                                                                                               September 30,
                                                                                         -------------------------
                                                                                              1999         1998
                                                                                         ------------- -----------
  Cash flows from operating activities:
   Net income ..........................................................................  $    3,213    $   3,422
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization .....................................................       3,354        1,104
     Noncash interest expense ..........................................................         706          562
     Deferred warranty revenue, net ....................................................        (755)        (296)
     Gain on sale of dealership ........................................................      (1,253)          --
   Changes in operating assets and liabilities:
     Receivables and contracts in transit ..............................................      (4,977)      (9,882)
     Inventories .......................................................................       2,913        6,980
     Other assets ......................................................................      (4,830)      (4,849)
     Floor plan notes payable ..........................................................      (9,253)      (4,133)
     Accounts payable and accrued liabilities ..........................................      10,010        6,287
                                                                                          ----------    ---------
       Net cash used in operating activities ...........................................        (872)        (805)
                                                                                          ----------    ---------
  Cash flows from investing activities:
   Capital expenditures ................................................................      (3,527)      (3,921)
   Acquisitions, net of cash acquired ..................................................    (100,109)     (15,481)
   Proceeds from sale of dealership ....................................................       1,900           --
   Deposits on pending acquisitions ....................................................      (1,197)          --
                                                                                          ----------    ---------
       Net cash used in investing activities ...........................................    (102,933)     (19,402)
                                                                                          ----------    ---------
  Cash flows from financing activities:
   Borrowings on notes payable and other ...............................................     136,891       12,400
   Repayments on notes payable and other ...............................................        (732)          --
   Borrowings on secured lines of credit ...............................................          --        5,776
   Repayments on secured lines of credit ...............................................     (17,025)          --
   Written off IPO costs ...............................................................      (2,564)          --
   Proceeds from issuance of common stock ..............................................         247           --
   Loan origination costs ..............................................................        (768)        (155)
   Preferred stock dividend ............................................................        (140)        (140)
                                                                                          ----------    ---------
       Net cash provided by financing activities .......................................     115,909       17,881
                                                                                          ----------    ---------
       Net increase (decrease) in cash and equivalents .................................      12,104       (2,326)
  Cash at beginning of period ..........................................................       2,191        2,924
                                                                                          ----------    ---------
  Cash at end of period ................................................................  $   14,295    $     598
                                                                                          ==========    =========
  Cash paid during the period for:
   Interest ............................................................................  $   10,518    $   6,526
   Income taxes ........................................................................       3,094        2,432
  Non-cash activity was as follows:
   Capital lease obligation ............................................................         503           --
   Discount on senior notes ............................................................         246           --
   Notes payable to sellers ............................................................      (2,000)          --
   Dividends declared but not paid .....................................................          70           --

     See accompanying notes to condensed consolidated financial statements.

                         FIRSTAMERICA AUTOMOTIVE, INC.

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                  (Unaudited)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Business

     FirstAmerica Automotive, Inc. (the "Company") is a leading automotive retailer and consolidator in the highly fragmented automotive retailing industry. The Company currently operates in four major metropolitan markets in California and one metropolitan market in Nevada, and is focusing its consolidation strategy in the western United States. The Company generates revenues primarily through the sale and lease of new and used vehicles, service and parts sales, financing fees, extended service warranty sales, after-market product sales and collision repair services. The Company sells a variety of domestic and foreign brands, including Acura, BMW, Cadillac, Chevrolet, Chrysler, Dodge, Ford, Honda, Isuzu, Jeep, Lexus, Mercedes, Mitsubishi, Nissan, Oldsmobile, Plymouth, Toyota, Volkswagen, and Volvo.

     The Company currently operates in the following five metropolitan markets:

          o San Francisco Bay Area                  o San Jose/Silicon Valley
          o San Diego                               o Los Angeles
          o Las Vegas


     As previously announced, the Company has entered into a definitive agreement to be acquired by Sonic Automotive, Inc. ("Sonic") (See Note 10).


     (b) Basis of Financial Statement Presentation

     The financial information included herein for the three and nine month periods ended September 30, 1999 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods.

     The financial information as of December 31, 1998 is derived from FirstAmerica Automotive, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999. The interim condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and the notes thereto included in the Company's Form 10-K. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

     All significant intercompany transactions and balances have been eliminated in the accompanying condensed consolidated financial statements. Certain prior period amounts have been reclassified to conform with the current financial statement presentation.


     (c) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.


     (d) Comprehensive Income

     The Company has determined that net income and comprehensive income are the same for the periods presented.


(2) ACQUISITIONS AND DISPOSITION

     Acquisitions and Disposition Completed During the Nine Months Ended September 30, 1999

     In March 1999, the Company acquired substantially all of the operating assets of Ritchey Fipp Chevrolet, a Chevrolet dealership located in Poway, California. In April 1999, the Company acquired substantially all of the operating assets of Marin Dodge, a Chrysler dealership located in San Rafael, California. In June 1999, the Company acquired substantially all

                         FIRSTAMERICA AUTOMOTIVE, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

(2) ACQUISITIONS AND DISPOSITION -- (Continued)

of the operating assets of San Rafael Ford, a Ford dealership located in San Rafael, California. In August 1999, the Company acquired substantially all of the operating assets of South Bay Chrysler Plymouth Jeep, a Chrysler dealership located in Torrance, California.

     In September 1999, the Company acquired eight dealerships. The Company acquired substantially all of the operating assets of Falconi's Tropicana Honda, a Honda dealership located in Las Vegas, Nevada. The Company acquired all of the outstanding capital stock of Kramer Honda-Volvo, which operates both a Honda dealership and a Volvo dealership, both located in Santa Monica, California. In addition, the Company acquired certain dealerships, assets, and liabilities of the Lucas Dealership Group Inc., which operates six dealerships and one collision repair center throughout the San Francisco Bay Area. These dealerships include Autobahn Motors (Mercedes-Benz), Hayward Honda, St. Claire Cadillac/Oldsmobile, Stevens Creek BMW Motorsport, Golden Gate Acura, and Stevens Creek Honda.

     The acquisitions were accounted for using the purchase method of accounting and the operating results of these dealerships have been included in the Company's results of operations since the date they were acquired. The purchase prices have been allocated to assets acquired and liabilities assumed based on the fair values on the acquisition date. Amounts recorded for these acquisitions were as follows: current assets, net of cash acquired, of $79.9 million, fixed assets of $4.2 million, goodwill and other intangibles of $88.7 million, notes payable to the sellers of $2.0 million, and floor plan and other liabilities of $70.7 million.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the acquisitions completed during the period from January 1, 1998 to September 30, 1999 (see list of acquisitions below) had occurred as of January 1, 1998 after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt, reductions in floor plan interest expense resulting from re-negotiated floor plan financing agreements, change in accounting for inventories from last-in, first-out method to the Company's specific identification method for accounting for inventories, and related income tax effects. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of future operations:



                                                      Nine Months Ended
                                                        September 30,
                                               -------------------------------
                                                     1999            1998
                                               --------------- ---------------
       Total sales ...........................   $ 1,225,358     $ 1,099,943
       Income before taxes ...................         8,294          10,412
       Net income ............................         4,147           5,935
       Net income per common share -- diluted    $      0.24     $      0.38

     The acquisitions incorporated into the above unaudited pro forma financial information include the following:



Acquisition                                              Date
-------------------------------------------------- ---------------
       Beverly Hills BMW .........................     April 1998
       Serramonte Honda ..........................      June 1998
       Concord Toyota ............................   October 1998
       Volkswagen of Woodland Hills ..............  November 1998
       Auto Town .................................  December 1998
       Poway Chevrolet ...........................     March 1999
       Marin Dodge ...............................     April 1999
       San Rafael Ford ...........................      June 1999
       South Bay Chrysler Plymouth Jeep ..........    August 1999
       Falconi's Tropicana Honda ................. September 1999
       Kramer Honda-Volvo ........................ September 1999
       Lucas Dealership Group, Inc. .............. September 1999

     In March 1999, the Company sold the operating assets of Serramonte GMC/Pontiac/Buick to General Motors, Inc. and received proceeds of approximately $1.9 million and recorded an after-tax gain of $0.7 million.

                         FIRSTAMERICA AUTOMOTIVE, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

(3) INVENTORIES
     Inventories are comprised of the following (in thousands):



                                       September 30,   December 31,
                                            1999           1998
                                      --------------- -------------
      New vehicles ..................     $ 95,590       $65,152
      Used vehicles .................       33,489        20,049
      Parts and accessories .........       17,991         5,746
                                          --------       -------
      Inventories ...................     $147,070       $90,947
                                          ========       =======

(4) ASSETS HELD FOR SALE

     Assets held for sale include property and equipment related to the Kramer Honda-Volvo and Lucas Dealership Group, Inc. acquisitions which are subject to definitive agreements to be sold and are valued at their estimated net realizable value. Accordingly, there will be no gain or loss on the transactions.


(5) EARNINGS PER SHARE

     The following table reconciles basic and diluted earnings per share (in thousands, except per share data):



                                                                   Three Months         Nine Months
                                                                Ended September 30, Ended September 30,
                                                                ------------------- -------------------
                                                                   1999      1998      1999      1998
                                                                --------- --------- --------- ---------
       Net income (loss) per income statement .................  $  (16)   $1,603    $3,213    $3,422
       Less:
        Cumulative redeemable preference dividends ............      70        70       210       210
        Redeemable preferred stock liquidation preference
         accretion ............................................      10        10        30        50
        Cumulative and redeemable preferred stock discount
         amortization .........................................      20        20        60        60
                                                                 ------    ------    ------    ------
       Net income (loss) applicable to common stockholders ....    (116)    1,503     2,913     3,102
       Add:
        Interest charges applicable to convertible debt .......       6         7        17        20
                                                                 ------    ------    ------    ------
       Net income (loss) applicable to common stockholders
        and assumed conversions ...............................  $ (110)   $1,510    $2,930    $3,122
                                                                 ======    ======    ======    ======


                                                                 Three Months             Nine Months
                                                              Ended September 30,     Ended September 30,
                                                            ----------------------- -----------------------
                                                                1999        1998        1999        1998
                                                            ----------- ----------- ----------- -----------
      Diluted Earnings Per Share:
        Weighted average common shares
         outstanding -- basic .............................    15,208      14,211      15,156      14,215
        Net effect of dilutive stock options ..............        --         268         344         259
        Net effect of warrants ............................        --         217         238         209
        Net effect of convertible notes ...................        --         100         100         100
                                                               ------      ------      ------      ------
      Total weighted average common shares
        outstanding -- diluted ............................    15,208      14,796      15,838      14,783
                                                               ======      ======      ======      ======
      Net income (loss) per common share -- diluted (a) ...   $ (0.01)   $   0.10    $   0.19    $   0.21
                                                              =======    ========    ========    ========

---------
(a) In the third quarter of 1999, diluted earnings per share does not include dilutive securities such as options and warrants, as their inclusion would be anti-dilutive.

                         FIRSTAMERICA AUTOMOTIVE, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

(6)  FLOOR PLAN NOTES PAYABLE AND SECURED LINES OF CREDIT

     In September 1999, the Company obtained a new $138.0 million floor plan facility and a $138.5 million revolving line of credit facility from Ford Motor Credit Company, replacing the Company's previous $115 million floor plan facility and its $60 million line of credit with General Electric Capital Corporation. The new line of credit was obtained primarily to provide up to $107.0 million of funding to acquire certain specific dealerships, to retire up to $26.5 million in certain existing indebtedness of the Company, and to provide up to $5.0 million in used vehicle floor plan financing to certain dealership subsidiaries.

     The acquisition line of credit is guaranteed by a $107.0 million commitment from Sonic Automotive Inc.'s Chairman and Chief Executive Officer, O. Bruton Smith. As previously announced, the Company has entered into a definitive agreement to be acquired by Sonic Automotive, Inc. If the merger is not completed, the Company is required either to obtain a release of the loan guarantee, or to sell South Bay Chrysler Plymouth Jeep, Falconi's Tropicana Honda, Kramer Honda-Volvo, and the Lucas Dealership Group, Inc. to Sonic for the same price that the Company paid for these acquisitions. In order for the Company to release the loan guarantee, the Company would likely be required to refinance the line of credit which would probably require an equity infusion.

     As of September 30, 1999, the Company had $135.3 on its line of credit. The interest rate on the Ford revolving line of credit is based on the one month commercial paper rate plus 275 basis points. Prior to September 1999, the interest rate on the previous revolver advances was prime minus 35 basis points and the interest rate on the over advances was prime plus 200 basis points. According to the terms of the new revolving line of credit agreement, a loan origination fee of $0.5 million is due to Ford Motor Credit Company. In addition, a fee of $0.3 million for the collateral guarantee is payable to Sonic's Chairman and Chief Executive Officer, O. Bruton Smith.

     At September 30, 1999, the Company had approximately $117.2 million outstanding under the new floor plan facility from Ford Motor Credit Company, which has an initial term of three years. The new credit facility has an estimated effective rate of prime minus 125 basis points subject to certain incentives and other adjustments. Prior to September 1999, the interest rate for the previous floor plan facility was prime minus 75 basis points.

     Floor plan notes payable are due when vehicles are sold, leased, or delivered. Floor plan notes payable are classified as a current liability and the revolving line of credit is classified as notes payable in the accompanying financial statements.


(7) SENIOR NOTES

     The Company is out of compliance with a financial covenant related to its Senior Notes. The Company obtained a waiver for non-compliance.


(8) OPERATING SEGMENTS

     The Company operates primarily in the automotive segment. The Company sells new vehicles, used vehicles, light trucks, after-market automotive products and replacement parts. In addition, it provides vehicle maintenance and repair services, and arranges related financing and warranty products for its automotive customers.

     On December 31, 1998, the Company acquired Auto Town, a software company that provides software products and internet services to automobile dealerships.

     In connection with the transaction with Sonic, the Company is required to sell or liquidate its subsidiary, Auto Town (See Note 10).

                         FIRSTAMERICA AUTOMOTIVE, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  -- (Continued)

(8) OPERATING SEGMENTS -- (Continued)

     Summarized financial information concerning the Company's two segments is shown in the following table (in thousands):


                                           Automotive            Technology          Total Company
                                     ----------------------- ------------------ -----------------------
                                                      Three Months Ended September 30,
                                     ------------------------------------------------------------------
                                         1999        1998        1999     1998      1999        1998
                                     ----------- ----------- ----------- ------ ----------- -----------
Total revenues .....................  $296,430    $223,486    $    202    $--    $296,632    $223,486
Income (loss) before taxes .........     1,788       2,812      (1,028)    --         760       2,812
Total assets (period end) ..........   367,234     149,667       2,964     --     370,198     149,667


                                           Automotive            Technology          Total Company
                                     ----------------------- ------------------ -----------------------
                                                      Nine Months Ended September 30,
                                     ------------------------------------------------------------------
                                         1999        1998        1999     1998      1999        1998
                                     ----------- ----------- ----------- ------ ----------- -----------
Total revenues .....................  $801,685    $567,154    $    651    $--    $802,336    $567,154
Income (loss) before taxes .........     8,734       6,004      (2,309)    --       6,425       6,004
Total assets (period end) ..........   367,234     149,667       2,964     --     370,198     149,667

(9) RELATED PARTY TRANSACTIONS

     In March 1999, the Company acquired substantially all of the operating assets of Ritchey Fipp Chevrolet. The $3.7 million purchase price was partly financed from the proceeds of a $1.0 million loan from the Chief Executive Officer of the Company and $1.0 million in notes to each of the two selling parties, one of whom became an employee of the Company after the acquisition. The annual interest rate on the loan from the Chief Executive Officer is 7.4% and there is no stated maturity date on the note. The annual interest rate on each of the $1.0 million notes payable to the sellers is 10.5%, and the principal amount on each note is due in March 2003. The seller notes and Chief Executive Officer's note are included in other long-term notes in the accompanying condensed consolidated financial statements.


(10) SUBSEQUENT EVENTS

     Pending Merger
     The Company has entered into an Agreement and Plan of Merger and Reorganization dated as of October 31, 1999 by and among Sonic Automotive, Inc. ("Sonic"), FAA Acquisition Corp., a wholly owned subsidiary of Sonic, the Company and certain of the stockholders of the Company (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, stockholders of the Company holding approximately 95% of the outstanding shares of the Company's common stock have agreed to sell their shares to Sonic (the "Acquisition") in exchange for up to an aggregate of approximately 5 million shares of Sonic Class A Common Stock ("Sonic Common Stock") at an exchange rate of approximately
 .31246 shares (the "Conversion Number") of Sonic Common Stock for each share of Company Common Stock. The purchase of the FAA Common Stock will be pursuant to an exemption from registration under federal securities laws, and Sonic has agreed to register the re-sale of the Sonic Common Stock by the selling stockholders. The Sonic Common Stock exchanged for the Company's common stock will be subject to certain restrictions described in the Reorganization Agreement. Subsequent to the closing of the Acquisition, Sonic will effect a merger of the Company with FAA Acquisition Corp. in which the remaining stockholders of the Company will be entitled to receive cash for their shares of Company common stock in an amount equal to the greater of (a) the average closing price per share of Sonic Common Stock as reported on the composite tape for the NYSE for the twenty consecutive trading days ending on and including the trading day immediately preceding the day upon which the merger occurs or (b) $13.72, in either case multiplied by the Conversion Number.

     In connection with the transaction with Sonic, the Company withdrew its registration statement on Form S-1 to sell shares of its common stock as previously filed with the Securities and Exchange Commission. As a result of the withdrawn offering, the Company took a charge of $2.6 million in the third quarter of 1999 of costs associated with the offering.

     In connection with the transaction with Sonic, the Company is required to sell or liquidate its subsidiary, Auto Town. The Company is attempting to sell Auto Town prior to the close of the transaction with Sonic. The Company is currently unable to estimate the gain or loss on disposal. There can be no assurances that the Company can succeed in its effort to sell Auto Town. In the event the Company is unsuccessful and is required to liquidate Auto Town, the Company would be required to write off its investment of $4.8 million at September 30, 1999. The Company is currently in negotiations to sell Auto Town.

                         INDEPENDENT AUDITORS' REPORT
LUCAS DEALERSHIP GROUP, INC.:

     We have audited the accompanying combined statements of assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. which are enumerated in Note 1 to the accompanying financial statements, as of December 31, 1998 and 1997, and the related combined statements of sales, cost of sales and direct operating expenses and of cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Lucas Dealership Group, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined financial statements were prepared to present the assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc., and the related statements of sales, cost of sales and direct operating expenses and cash flows, and are not intended to be a complete presentation of Lucas Dealership Group, Inc.'s financial position, results of operations and cash flows.

     In our opinion, the combined financial statements referred to above, present fairly, in all material respects, the assets and liabilities of Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. which are enumerated in Note 1 to the accompanying financial statements, as of December 31, 1998 and 1997, and the related sales, cost of sales, direct operating expenses and cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.




                                               /s/  DELOITTE & TOUCHE LLP


May 21, 1999
San Jose, California

                CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                         LUCAS DEALERSHIP GROUP, INC.


                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES


                                (In thousands)



                                                                         December 31,
                                                          June 30,   ---------------------
                                                            1999        1998       1997
                                                       ------------- ---------- ----------
                                                        (Unaudited)
ASSETS
Current assets:
 Cash and equivalents ................................    $ 19,825    $12,286    $13,364
 Receivables, net ....................................      11,994     12,032     12,548
 Inventories .........................................      25,187     27,647     22,546
 Other current assets ................................         798      1,556      1,270
                                                          --------    -------    -------
    Total current assets .............................      57,805     53,521     49,728
Rental vehicles, net .................................       1,262      1,243      1,203
Property and equipment, net ..........................       2,947      3,299      3,900
Other assets .........................................         581        713        996
                                                          --------    -------    -------
Total assets .........................................    $ 62,594    $58,776    $55,827
                                                          ========    =======    =======
LIABILITIES
Current liabilities
 Notes payable -- direct inventory financing .........    $ 23,424    $24,434    $19,487
 Accounts payable ....................................       2,432      2,654      2,361
 Accrued and other liabilities .......................       5,935      6,182      5,822
                                                          --------    -------    -------
    Total current liabilities ........................      31,791     33,270     27,670
Deferred income taxes ................................          12        477        430
                                                          --------    -------    -------
Total liabilities ....................................      31,803     33,747     28,100
                                                          --------    -------    -------
Net assets ...........................................    $ 30,791    $25,029    $27,727
                                                          ========    =======    =======

                  See notes to combined financial statements.

                CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                         LUCAS DEALERSHIP GROUP, INC.


                COMBINED STATEMENTS OF SALES, COST OF SALES AND
                           DIRECT OPERATING EXPENSES


                                (In thousands)




                                                                Six Months Ended                 Years Ended
                                                                    June 30,                    December 31,
                                                             ----------------------- -----------------------------------
                                                                 1999        1998        1998        1997        1996
                                                             ----------- ----------- ----------- -----------  -----------
                                                                   (Unaudited)
Sales:
 New and used vehicle sales ................................  $158,944    $146,057    $293,645    $258,989     $214,279
 Parts and service .........................................    24,660      23,444      46,265      42,146       38,995
 Finance income ............................................     1,568       1,339       3,398       3,146        2,288
                                                              --------    --------    --------    --------     --------
   Total ...................................................   185,172     170,840     343,308     304,281      255,562
                                                              --------    --------    --------    --------     --------
Cost of sales:
 New and used vehicles .....................................   145,057     133,227     268,665     237,309      196,466
 Parts and service .........................................    12,289      11,866      22,633      20,499       19,490
                                                              --------    --------    --------    --------     --------
   Total ...................................................   157,346     145,093     291,298     257,808      215,956
                                                              --------    --------    --------    --------     --------
Gross profit ...............................................    27,826      25,747      52,010      46,473       39,606
                                                              --------    --------    --------    --------     --------
Other operating income:
 Interest income ...........................................       728         590       1,234       1,161          853
 Other .....................................................     1,542         916       2,287       2,697        1,687
                                                              --------    --------    --------    --------     --------
   Total ...................................................     2,270       1,506       3,521       3,858        2,540
                                                              --------    --------    --------    --------     --------
Other operating expenses:
 Selling and administrative ................................    25,187      22,867      47,484      43,337       37,710
 Interest ..................................................       357         669       1,359       1,218        1,402
                                                              --------    --------    --------    --------     --------
   Total ...................................................    25,544      23,536      48,843      44,555       39,112
                                                              --------    --------    --------    --------     --------
Income before income taxes .................................     4,552       3,717       6,688       5,776        3,034
Provision for income taxes .................................     1,887       1,647       2,883       2,592        1,500
                                                              --------    --------    --------    --------     --------
Net income .................................................     2,665       2,070       3,805       3,184        1,534
Net assets, beginning of period ............................    25,029      27,727      27,727      23,968       21,406
Dividend distribution from unconsolidated subsidiaries .....       801         600       1,113         400          900
Investment in unconsolidated subsidiary ....................        --      (2,300)     (3,270)         --           --
Net change in shareholder receivable/payable ...............     2,296       1,900      (4,346)        175          128
                                                              --------    --------    --------    --------     --------
Net assets, end of period ..................................  $ 30,791    $ 29,997    $ 25,029    $ 27,727    $  23,968
                                                              ========    ========    ========    ========     ========

                  See notes to combined financial statements.

                CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF
                         LUCAS DEALERSHIP GROUP, INC.


                       COMBINED STATEMENTS OF CASH FLOWS



                                                                        Six Months Ended                 Years Ended
                                                                            June 30,                    December 31,
                                                                     -----------------------  -----------------------------------
                                                                         1999        1998       1998          1997         1996
                                                                     ------------ ---------- ----------   ---------- -------------
                                                                           (Unaudited)
Cash flows from operating activities:
 Net income ........................................................   $  2,665    $  2,070   $  3,805     $  3,184    $ 1,534
 Adjustments to reconcile net income to net cash provided by (used for)
   operating activities:
   Depreciation and amortization ...................................        636         344      1,406        1,389      1,300
   Deferred income taxes ...........................................        140         (54)      (156)        (146)        (9)
   (Gain) loss on dispositions of property and equipment and
    rental and leased vehicles .....................................        (10)        (86)         2         (300)       151
   Changes in assets and liabilities:
    Receivables ....................................................         38       1,090        516         (747)    (1,143)
    Inventories ....................................................      2,460      (1,730)    (5,102)      (1,737)    (4,834)
    Other current assets ...........................................        153        (762)       247          160        606
    Notes payable--direct inventory financing ......................     (1,010)      1,760      4,947          230      2,151
    Accounts payable ...............................................       (222)         53        293         (153)       406
    Accrued and other liabilities ..................................       (247)      1,225         32        1,700       (714)
                                                                       --------    --------   --------     --------   ---------
     Net cash provided by (used for) operating activities ..........      4,603       3,910      5,990        3,580       (552)
                                                                       --------    --------   --------     --------   ---------
Cash flows from investing activities:
 Proceeds from dispositions of property and equipment and rental
   and leased vehicles .............................................        507         452        562        1,238        176
 Purchases of property and equipment and rental and leased
   vehicles ........................................................       (658)       (900)    (1,127)      (2,473)    (2,057)
 Other assets ......................................................        (10)        263         --           --       (224)
                                                                       --------    --------   --------     --------  ---------
     Net cash used for investing activities ........................       (161)       (185)      (565)      (1,235)    (2,105)
                                                                       --------    --------   --------     --------  ---------
Cash flows from financing activities:
 Long-term debt borrowings .........................................         --          --         --           --        139
 Repayment of long-term debt and capital leases ....................         --          --         --         (139)        (9)
 Net change in shareholder receivable/payable ......................      2,296       1,900     (4,346)         175        128
 Dividends from affiliates .........................................        801         600      1,113          400        900
 Investment in unconsolidated subsidiaries .........................         --      (2,300)        --           --         --
 Investment in affiliates ..........................................         --          --     (3,270)          --         --
                                                                       --------    --------   --------     --------  ---------
     Net cash provided by (used for) financing activities ..........      3,097         200     (6,503)         436      1,158
                                                                       --------    --------   --------     --------  ---------
Net increase (decrease) in cash and equivalents ....................      7,539       3,925     (1,078)       2,781     (1,499)
Cash and equivalents at beginning of period ........................     12,286      13,364     13,364       10,583     12,082
                                                                       --------    --------   --------     --------  ---------
Cash and equivalents at end of period ..............................   $ 19,825    $ 17,289   $ 12,286   $   13,364    $10,583
                                                                       ========    ========   ========     ========  =========
Supplemental cash flows information --
 Cash paid during the period for interest ..........................   $    483    $    702   $  1,018   $    1,077    $ 1,263
                                                                       ========    ========   ========     ========  =========

                  See notes to combined financial statements.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS


         (Information as of June 30, 1999 and for the six months ended
                     June 30, 1999 and 1998 is unaudited)


(1) BACKGROUND AND BASIS OF PRESENTATION

     The accompanying combined financial statements have been prepared for the purpose of presenting Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. ("Lucas"). The combined financial statements represent certain assets and liabilities of six dealerships, doing business as, Autobahn Motors, Hayward Honda, Saint Claire Cadillac/Oldsmobile, Stevens Creek BMW Motorsport, Stevens Creek Honda, and Golden Gate Cadillac/Acura as well as certain other assets and liabilities of Lucas (collectively the "Certain Dealerships"). The combined financial statements exclude the results of businesses previously distributed to the Lucas shareholders or expected to be distributed prior to the completion of the merger described in Note 2, including Autocorp (a leasing and fleet sales business) and six Saturn dealerships. The combined financial statements also exclude certain personal assets (shareholder receivables and payables and certain nonbusiness assets).

     The statement of sales, cost of sales and direct operating expenses, and cash flows for the periods indicated exclude the effects of the changes in the assets not included in these financial statements and include allocations of certain corporate expenses to the Certain Dealerships based upon estimates of actual corporate services performed on behalf of the Certain Dealerships. The allocations effectively allocate all of the expenses of the corporate offices to the dealerships. The amount of corporate expenses pertaining to the Certain Dealerships (including salaries, bonuses, rent, professional services, and other expenses) reflected in these financial statements is based primarily on a flat fee which varies per dealership plus a percentage of the dealerships' net income, which management of Lucas believes to be a reasonable allocation method.

     The accompanying combined financial statements are derived from the historical accounting records of Lucas. These historical financial statements are not intended to be a complete presentation of the financial position, results of operations and cash flows related to the Certain Dealerships, Assets and Liabilities of Lucas Dealership Group, Inc. The historical operating results may not be indicative of future results.


(2) PENDING ACQUISITION

     On May 3, 1999 Lucas entered into an Agreement and Plan of Merger (the "Agreement") with FirstAmerica Automotive, Inc. Under the terms of the Agreement, Lucas will sell the six dealerships listed in Note 1 above, as well as as certain other assets and liabilities and all of the stock of Lucas, for consideration of approximately $65 million, subject to certain adjustments.

     On May 4, 1999 Lucas sold the Cadillac franchise right which was owned by Golden Gate Cadillac/Acura. Lucas continues to operate the related Acura franchise. The cash purchase price was approximately $600,000 and Lucas recorded a gain of $450,000 on this transaction, which is recorded in other operating income (unaudited). The accompanying financial statements include the results of the franchise sold for all periods presented, through the date of sale.


(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Concentration of Credit Risk -- At December 31, 1998, substantially all of the Certain Dealerships' business activities are located in Northern California. The Certain Dealerships perform credit evaluations of their customers and maintain reserves for potential credit losses.

     The Certain Dealerships purchase substantially all of their new vehicles and parts and accessories inventories from General Motors Corporation, American Honda Motors Corporation, Mercedes Benz of North America Incorporated and BMW of North America. There are receivables and payables in the normal course of business with these companies.

     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates. Significant estimates include depreciable lives, income taxes and accrued liabilities.

     Cash and Equivalents include highly liquid debt investments with maturities of three months or less when purchased.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS  -- (Continued)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (Continued)

     Inventories include new vehicles and demonstrators, used vehicles and parts and accessories which are stated at cost, determined using the last-in, first-out (LIFO) method, which is not in excess of market. Other inventories consist primarily of gasoline, tires and oil and are stated at cost, on a first-in, first-out (FIFO) basis, which is not in excess of market.

     Rental Vehicles are stated at specifically identified cost. Rental vehicles are used as short-term rentals for customers. They are depreciated straight-line over 36 months but are typically sold during the model year.

     Property and Equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the respective assets, principally three to seven years.

     Intangible Assets relate to the purchase of two dealerships and are included in other assets. The excess of costs over net tangible assets acquired is amortized over periods ranging from five to ten years. At December 31, 1998, 1997 and 1996, the net book value of intangible assets was $713,000, $996,000 and $1,278,000, respectively (net of accumulated amortization of $2,110,000, $1,827,000 and $1,545,000, respectively). Amortization expense was $283,000, $282,000, and $281,000 in 1998, 1997 and 1996, respectively.

     Income Taxes are accounted for using an asset and liability approach. Deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such differences relate primarily to accelerated depreciation for tax return purposes. Income tax amounts herein represent allocations computed as if the Certain Dealerships had filed a tax return on a combined basis.

     Recently Issued Accounting Standard -- In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. For the periods presented, net income is equivalent to comprehensive income, as the Certain Dealerships had no items of other comprehensive income.

     Unaudited Financial Statements -- The accompanying unaudited combined financial statements as of June 30, 1999 and for the six-month periods ended June 30, 1999 and 1998 have been prepared by Lucas pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of Lucas, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Certain Dealerships, Assets and Liabilities of Lucas Dealership Group and the related sales, cost of sales and direct operating expenses and cash flows. Certain information and footnote disclosure normally included in combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. Lucas believes that the disclosures made are adequate to keep the information presented from being misleading. The results of operations for the six months ended June 30, 1999, are not necessarily indicative of the results to be expected for the full year.


(4) RECEIVABLES

     Receivables at December 31 consist of (in thousands):



                                             December 31,
                                        -----------------------
                                            1998        1997
                                        ----------- -----------
  Contracts in transit ................   $ 3,926     $ 4,008
  Vehicles, service and parts .........     3,828       4,405
  Factory .............................     1,518       1,182
  Dealer trade ........................     1,036         907
  Other accounts receivable............     1,109       1,429
  Warranty claims .....................       378         323
  Due from finance companies ..........       250         307
                                          -------     -------
  Total ...............................    12,045      12,561
  Allowance for doubtful accounts .....       (13)        (13)
                                          -------     -------
  Net .................................   $12,032     $12,548
                                          =======     =======

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS  -- (Continued)

(5) INVENTORIES
     Inventories consist of (in thousands):



                                                            December 31,
                                             June 30,   ---------------------
                                               1999        1998       1997
                                           ------------ ---------- ----------
                                            (Unaudited)
       New vehicles and demonstrators ....    $15,982    $18,507    $14,149
       Used vehicles .....................      6,501      6,295      5,827
       Parts and accessories .............      2,431      2,549      2,328
       Other .............................        273        296        242
                                              -------    -------    -------
       Total .............................    $25,187    $27,647    $22,546
                                              =======    =======    =======

     If the FIFO method of inventory accounting had been used to value all inventories, inventories would have been $6,139,000, $6,092,000 and $5,880,000 higher than reported at June 30, 1999, December 31, 1998 and 1997, respectively.

     For the six-month periods ended June 30, 1999 and 1998 and the years ended December 31, 1998 and 1997, the LIFO valuation method had the effect of (increasing) decreasing income before income taxes by approximately $47,000, $(118,000), $212,000 and $100,000 and net income by approximately $28,000,
$(71,000), $127,000 and $60,000, respectively.


(6) PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consist of (in thousands):



                                                            December 31,
                                                       -----------------------
                                                           1998        1997
                                                       ----------- -----------
       Leasehold improvements ........................  $  3,324    $  3,393
       Furniture and office equipment ................     3,922       3,852
       Machinery and equipment .......................     2,603       2,647
       Company vehicles ..............................       659         652
                                                        --------    --------
       Total .........................................    10,508      10,544
       Accumulated depreciation and amortization .....    (7,209)     (6,644)
                                                        --------    --------
       Net ...........................................  $  3,299    $  3,900
                                                        ========    ========

(7) NOTES PAYABLE -- DIRECT INVENTORY FINANCING

     New vehicles, demonstrators and rental vehicles are financed under notes payable bearing interest generally at the bank's reference rate (7.75% at December 31, 1998). The notes are collateralized by such vehicles and are due when the related vehicles are sold. The notes require each dealership to maintain specific financial covenants. At December 31, 1998, the dealerships were in compliance with these covenants.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS  -- (Continued)

(8) ACCRUED AND OTHER LIABILITIES
     Accrued and other liabilities at December 31 consist of (in thousands):



                                                    December 31,
                                                -------------------
                                                   1998      1997
                                                --------- ---------
        Sales and property taxes ..............  $1,983    $1,892
        Salaries, wages and commissions .......   1,111     1,005
        Vehicle deposits ......................     583       742
        Bonuses -- officers and employees .....     756       509
        Interest ..............................     175       141
        Income taxes payable ..................     225       155
        Other accrued liabilities .............   1,349     1,378
                                                 ------    ------
        Total .................................  $6,182    $5,822
                                                 ======    ======

(9) INCOME TAXES

     The provisions for income taxes (which represent allocations computed as if the Certain Dealerships had filed a tax return on a combined basis) consist of the following (in thousands):



                                                    December 31,
                                          --------------------------------
                                             1998      1997       1996
                                          --------- --------- ------------
        Current:
         Federal ........................  $2,376    $2,186      $1,127
         State ..........................     663       552        382
                                           ------    ------      ------
        Total ...........................   3,039     2,738      1,509
                                           ------    ------      ------
        Deferred:
         Federal ........................    (124)     (163)         9
         State ..........................     (32)       17        (18)
                                           ------    ------      ------
        Total ...........................    (156)     (146)        (9)
                                           ------    ------      ------
        Total provision for income taxes   $2,883    $2,592      $1,500
                                           ======    ======      ======

     The effective tax rate differs from the federal statutory rate as follows:




                                                             December 31,
                                                 ------------------------------------
                                                    1998         1997         1996
                                                 ----------   ----------   ----------
        Statutory rate .........................     35.0%        35.0%        35.0%
        State taxes, net of federal effect .....      6.0          6.0          6.0
        Non-deductible insurance premium .......      2.0          1.2          4.3
        Imputed interest expense ...............      0.5          1.4          2.2
        Meals and entertainment ................      0.3          1.2          2.0
        Other ..................................     (0.7)         0.1         (0.1)
                                                     ----         ----         ----
        Total ..................................     43.1%        44.9%        49.4%
                                                     ====         ====         ====

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS  -- (Continued)

(9) INCOME TAXES -- (Continued)

     The items giving rise to deferred taxes were as follows:



                                                     1998     1997
                                                    ------   -------
         Deferred tax assets:
          Reserves not recognized for tax purposes    $508     $375
          Capitalized inventory .................      114       97
          State taxes ...........................      225      187
          Other .................................       32       17
                                                      ----     ----
         Total deferred tax assets ..............      879      676
                                                      ----     ----
         Deferred tax liabilities:
          Accelerated depreciation and amortization    448      398
          Other .................................       29       32
                                                      ----     ----
         Total deferred tax liabilities .........      477      430
                                                      ----     ----
                                                      $402     $246
                                                      ====     ====

(10) RETIREMENT PLAN

     Lucas contributes to various union-sponsored pension plans (defined contribution plans), covering all union mechanics and service personnel. The related pension expense for the Certain Dealerships for these plans in 1998, 1997 and 1996 was $479,000, $387,000 and $343,000, respectively.

     Nonunion employees may participate in the Lucas Dealership Group Savings and Investment and Profit-Sharing Plan (the Plan). The Plan has two components. The first is the 401(k) component, whereby employees may contribute up to 15% of their annual compensation. Lucas matches one-half of the employee's contribution, limited to $50 per employee per month, and may make additional contributions at the discretion of the Board of Directors. Cash contributions for the Certain Dealerships were $107,000, $103,000 and $89,000 for 1998, 1997 and 1996, respectively. All participating employees are 100% vested. Nonunion employees are also eligible to participate in the second component of the Plan, the profit-sharing component. Contributions are made at the discretion of the Board of Directors and vest over a seven-year period, beginning after the third year. Cash contributions were $242,000, $192,400 and $173,000 for 1998, 1997 and
1996, respectively.


(11) COMMITMENTS

     The Certain Dealerships lease five facilities from Lucas' majority shareholder under agreements which expire in 2005. The other facility lease, leased from an unrelated party, expires in 2000. Future minimum rental payments at December 31, 1998 are as follows (in thousands):



                              Related
                               Party    Other    Total
                            ---------- ------- ---------
  1999 ....................  $ 3,136    $264    $ 3,400
  2000 ....................    3,136      --      3,136
  2001 ....................    3,136      --      3,136
  2002 ....................    3,136      --      3,136
  2003 ....................    3,136      --      3,136
  Thereafter ..............    6,272      --      6,272
                             -------    ----    -------
  Total ...................  $21,952    $264    $22,216
                             =======    ====    =======

     Rental expense for 1998, 1997 and 1996 was $3,621,000, $3,367,000 and
$3,269,000, respectively.

  CERTAIN DEALERSHIPS, ASSETS AND LIABILITIES OF LUCAS DEALERSHIP GROUP, INC.
             NOTES TO COMBINED FINANCIAL STATEMENTS  -- (Continued)

(12) RELATED PARTY
     The Certain Dealerships' sales to, purchases from, and balances with their unconsolidated subsidiaries are as follows (in thousands):



                                                       1998   1997    1996
                                                      ------ ------ -------
       Revenue from vehicle, parts, or service sales   $221   $324   $123
       Cost of vehicle, parts, or services purchased    219    306    120
       Balance at year end:
        Receivable ..................................   327    956
        Payable .....................................    10     36

     In addition, the Certain Dealerships paid fees for fixed asset purchases from a related party in the amounts of $620,000, $222,000, and $55,000 in December 31, 1998, 1997, and 1996, respectively.


(13) PENDING LITIGATION

     The Company is involved in various legal proceedings. Management, after reviewing these proceedings with legal counsel, believes the aggregate liability, if any, will not materially affect the combined financial condition or results of operations of the Certain Dealerships.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
SONIC AUTOMOTIVE, INC.
Charlotte, North Carolina


     We have audited the accompanying balance sheet of Freeland Automotive, a business unit of South Gate Motors, Inc., as of December 31, 1998, and the related statements of income and net equity and of cash flows for the year then ended. These financial statements are the responsibility of the management of South Gate Motors, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the financial position of Freeland Automotive, a business unit of South Gate Motors, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared from the separate records of Freeland Automotive, a business unit of South Gate Motors, Inc., and may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred had Freeland Automotive been operated as an unaffiliated company.




                                        /s/  Deloitte & Touche LLP


November 23, 1999
Charlotte, North Carolina

                              FREELAND AUTOMOTIVE
                 (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)

                                BALANCE SHEETS


                   December 31, 1998 and September 30, 1999



                                                                             December 31,   September 30,
                                                                                 1998           1999
                                                                            -------------- --------------
                                                                                             (Unaudited)
   ASSETS
   CURRENT ASSETS:
    Cash and cash equivalents (Note 1) ....................................  $ 2,408,605    $ 2,155,473
    Accounts receivable (net of allowance of approximately $136,000 and
      $81,000, respectively)...............................................    2,016,048      1,011,582
    Inventories, net (Note 2) .............................................   12,395,694     12,828,255
    Other current assets ..................................................      402,123        469,205
                                                                             -----------    -----------
      Total current assets ................................................   17,222,470     16,464,515
   PROPERTY AND EQUIPMENT, Net (Note 3) ...................................    8,075,243      8,214,373
   RECEIVABLES FROM RELATED PARTIES (Note 5) ..............................    2,089,612      2,697,207
   OTHER ASSETS ...........................................................       86,796         60,226
                                                                             -----------    -----------
   TOTAL ASSETS ...........................................................  $27,474,121    $27,436,321
                                                                             ===========    ===========
   LIABILITIES AND NET EQUITY
   CURRENT LIABILITIES:
    Notes payable -- floor plan (Note 2) ..................................  $13,453,935    $11,491,792
    Notes payable -- related parties (Note 5) .............................      378,333        378,333
    Trade accounts payable ................................................    1,278,206      1,683,023
    Accrued payroll and bonuses (Note 5) ..................................    1,074,197      1,710,955
    Liability for finance chargebacks .....................................      460,000        460,000
    Other accrued liabilities .............................................      916,932        892,217
    Current maturities -- long-term debt (Note 4) .........................      361,592        341,095
    Current maturities -- capital lease obligations (Note 4) ..............      128,492        130,000
                                                                             -----------    -----------
      Total current liabilities ...........................................   18,051,687     17,087,415
                                                                             -----------    -----------
   LONG-TERM DEBT (Note 4) ................................................    6,865,789      6,615,068
                                                                             -----------    -----------
   CAPITAL LEASE OBLIGATIONS (Note 4) .....................................      223,023        212,779
                                                                             -----------    -----------
   NOTES PAYABLE -- Stockholder (Note 5) ..................................    1,617,241      1,464,069
                                                                             -----------    -----------
   COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)
   NET EQUITY (Note 1) ....................................................      716,381      2,056,990
                                                                             -----------    -----------
   TOTAL LIABILITIES AND NET EQUITY .......................................  $27,474,121    $27,436,321
                                                                             ===========    ===========

                      See notes to financial statements.

                              FREELAND AUTOMOTIVE
                 (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)


                      STATEMENTS OF INCOME AND NET EQUITY

               Year ended December 31, 1998 and nine months ended
                           September 30, 1998 and 1999



                                                                       September 30,
                                                 December 31,  -----------------------------
                                                     1998           1998           1999
                                                -------------- -------------- --------------
                                                                        (Unaudited)
 REVENUES (Note 1):
  Vehicle sales ...............................  $107,280,833   $79,092,477    $ 91,310,802
  Parts and service ...........................    12,528,222     9,235,536      10,485,012
  Finance and insurance .......................     5,416,941     4,051,331       4,494,697
                                                 ------------   -----------    ------------
   Total revenues .............................   125,225,996    92,379,344     106,290,511
 COST OF SALES (Note 1) .......................   108,740,505    79,851,509      92,160,535
                                                 ------------   -----------    ------------
 GROSS PROFIT .................................    16,485,491    12,527,835      14,129,976
 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .    13,952,790    10,565,230      11,118,273
 DEPRECIATION AND AMORTIZATION ................       330,151       225,248         265,808
                                                 ------------   -----------    ------------
 OPERATING INCOME .............................     2,202,550     1,737,357       2,745,895
                                                 ------------   -----------    ------------
 OTHER (INCOME) EXPENSES:
  Interest expense -- floor plan (Note 2) .....     1,095,464       832,905         871,893
  Interest expense, net (Note 5) ..............       820,339       635,701         591,943
  Other expenses (income) .....................         7,742         3,098         (58,550)
                                                 ------------   -----------    ------------
   Total other expense ........................     1,923,545     1,471,704       1,405,286
                                                 ------------   -----------    ------------
 NET INCOME ...................................       279,005       265,653       1,340,609
 NET EQUITY:
  Beginning of period .........................       437,376       437,376         716,381
                                                 ------------   -----------    ------------
  End of period ...............................  $    716,381   $   703,029    $  2,056,990
                                                 ============   ===========    ============
 PRO FORMA PROVISION FOR INCOME TAXES
  (Unaudited) (Note 1) ........................  $    110,300   $   105,000    $    529,600
                                                 ============   ===========    ============
 PRO FORMA NET INCOME
  (Unaudited) (Note 1) ........................  $    168,705   $   160,653    $    811,009
                                                 ============   ===========    ============

                      See notes to financial statements.

                              FREELAND AUTOMOTIVE
                 (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)


                           STATEMENTS OF CASH FLOWS


               Year ended December 31, 1998 and nine months ended
                          September 30, 1998 and 1999




                                                                                                         September 30,
                                                                                 December 31,  -------------------------------
                                                                                     1998           1998             1999
                                                                                -------------- --------------- ---------------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...................................................................  $    279,005   $    265,653      $  1,340,609
                                                                                 ------------   ------------       ------------
 Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Depreciation and amortization ..............................................       330,151        225,248           265,808
   Loss on disposal of property and equipment .................................        20,154         20,154                --
   Changes in assets and liabilities that relate to operations:
    Decrease in accounts receivable ...........................................       236,562      1,452,483           878,292
    Increase in inventories ...................................................      (452,796)      (590,762)         (432,561)
    (Increase) decrease in other current assets ...............................        11,010          9,143           (67,082)
    (Increase) decrease in other assets .......................................        20,299        (13,559)            1,178
    Increase (decrease) in trade accounts payable and accrued liabilities .....      (846,427)      (353,969)        1,143,034
                                                                                 ------------   ------------      ------------
     Total adjustments ........................................................      (681,047)       748,738         1,788,669
                                                                                 ------------   ------------      ------------
     Net cash provided by (used in) operating activities ......................      (402,042)     1,014,391         3,129,278
                                                                                 ------------   ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ..........................................      (526,171)      (350,683)         (379,546)
 Receivables from related parties .............................................      (523,197)    (1,394,235)         (607,595)
                                                                                 ------------   ------------      ------------
     Net cash used in investing activities ....................................    (1,049,368)    (1,744,918)         (987,141)
                                                                                 ------------   ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in notes payable -- floor plan ...........................       857,274       (765,472)       (1,962,143)
 Proceeds from long-term debt .................................................       300,000        300,000                --
 Payments on long-term debt ...................................................      (307,718)      (245,714)         (271,218)
 Payments on capital lease obligations ........................................       (36,015)            --            (8,736)
 Payments received from (advanced to) stockholder of
   South Gate Motors, Inc. ....................................................        98,816        257,656          (153,172)
                                                                                 ------------   ------------      ------------
     Net cash provided by (used in) financing activities ......................       912,357       (453,530)       (2,395,269)
                                                                                 ------------   ------------      ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS .....................................      (539,053)    (1,184,057)         (253,132)
CASH AND CASH EQUIVALENTS:
 Beginning of period ..........................................................     2,947,658      2,947,658         2,408,605
                                                                                 ------------   ------------      ------------
 End of period ................................................................  $  2,408,605   $  1,763,601      $  2,155,473
                                                                                 ============   ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
 Cash paid during the period for interest .....................................  $  1,982,457   $  1,479,382      $  1,440,238
                                                                                 ============   ============      ============
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING
 INFORMATION -- Assets acquired under capital lease obligations ...............  $    387,530   $         --      $         --
                                                                                 ============   ============      ============


                       See notes to financial statements.

                              FREELAND AUTOMOTIVE
                  (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)


                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Organization and Business -- Freeland Automotive ("Freeland") is a business unit of South Gate Motors, Inc. Freeland operates five automobile franchises in the Fort Myers, Florida area. Freeland sells new and used cars and light trucks, sells replacement parts, provides maintenance, warranty services, and arranges related financing and insurance. Freeland's five dealership franchises sells new vehicles manufactured by Mercedes, BMW, Honda, Volkswagen and Nissan. The accompanying financial statements include the historical cost basis assets and related operations of the business unit. Accordingly, the balance sheets contained with the financial statements presents the net equity of the business unit.

     The accompanying financial statements have been prepared from the separate records of Freeland Automotive, a business unit of South Gate Motors, Inc., and may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred had Freeland Automotive been operated as an unaffiliated company.

     Revenue Recognition -- Freeland records revenue when vehicles are delivered to customers, and when vehicle service work is performed. Finance and insurance commission revenue is recognized principally at the time the contract is placed with the financial institution.

     Freeland arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. Freeland also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. Freeland may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commission expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $614,000 for the year ended December 31, 1998.

     Dealer Agreements -- Freeland purchases substantially all of its new vehicles from the manufacturers at the prevailing prices charged by each manufacturer to their franchised dealers. Freeland's sales could be unfavorably impacted by each manufacturers' unwillingness or inability to supply the dealerships with an adequate supply of new vehicle inventory.

     Freeland operates under dealer agreements with each manufacturer. Freeland's dealer agreements give it the exclusive right to sell each manufacturers' product within a given geographic area. Freeland could be materially adversely affected if each manufacturer awards franchises to others in the same market where Freeland is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in Freeland's market.

     Cash and Cash Equivalents -- Freeland considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to Freeland from finance companies related to vehicle purchases and was approximately $2,401,000 at December 31, 1998.

     Inventories -- Inventories of new and used vehicles, including demonstrators, and parts and accessories are valued at the lower of specific cost or market. Cost is determined using the last-in, first-out method ("LIFO") for new and used vehicles, and the first-in, first-out method ("FIFO") for parts and accessories.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation and amortization is computed principally using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives (in years) is as follows:



                                                Useful Lives
                                               -------------
      Buildings and improvements .............     5-40
      Leasehold improvements .................     5-40
      Office equipment and fixtures ..........      5-7
      Parts and service equipment ............      5-7
      Service units ..........................       5

                              FREELAND AUTOMOTIVE
                  (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                      POLICIES -- (Continued)

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.


     Income Taxes -- South Gate Motors, Inc. is organized as an S Corporation for federal and state income tax purposes. As such, South Gate Motors, Inc.'s taxable income is included in the stockholder's personal income tax return. Accordingly, no provision for federal or state income taxes has been included in Freeland's statement of income and net equity.


     The unaudited pro forma provision for income taxes and the unaudited proforma net income for the year ended December 31, 1998 reflect amounts that would have been recorded had Freeland's income been taxed for federal and state purposes as if it was a C Corporation.

     Advertising Costs -- Freeland expenses advertising costs in the period incurred. Advertising expenses for the year ended December 31, 1998 were approximately $2,382,000.

     Concentrations of Credit Risk -- Financial instruments which potentially subject Freeland to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, amounts invested with financial institutions may exceed FDIC insurance limits. Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is mitigated by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in Freeland's market area of Fort Myers, Florida.

     Fair Value of Financial Instruments -- As of December 31, 1998 the fair values of Freeland's financial instruments, including accounts receivable, receivables from related parties, trade accounts payable, notes payable -- floor plan, notes payable -- related parties, long-term debt, and notes payable -- stockholder, approximate their carrying values due to either their short terms to maturity or the existence of interest rates that approximate prevailing market rates.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Interim Financial Information -- The accompanying unaudited financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been prepared by Freeland pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of Freeland, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position of Freeland and the results of its operations and its cash flows. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules. Freeland believes that the disclosures made are adequate to keep the information presented from being misleading. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.


2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:





                                               December 31    September 30,
                                                   1998           1999
                                             --------------- --------------
                                                               (Unaudited)
     New and demonstrator vehicles .........  $ 10,254,720    $  9,846,899
     Used vehicles .........................     3,444,780       4,212,418
     Parts and accessories .................       679,299         752,043
                                              ------------    ------------
                                                14,378,799      14,811,360
     LIFO reserve ..........................    (1,983,105)     (1,983,105)
                                              ------------    ------------
     Inventories, net ......................  $ 12,395,694    $ 12,828,255
                                              ============    ============

                              FREELAND AUTOMOTIVE
                  (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN -- (Continued)


     Had Freeland used the first-in, first-out method of valuing new and used vehicles, net income would have been approximately $424,000 during the year ended December 31, 1998.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $13,453,935 at December 31, 1998. The floor plan notes bear interest, payable monthly on the outstanding balances at the prime rate (7.75% at December 31, 1998) plus 1%. Total floor plan interest expense was $1,095,464 in 1998. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheets.


3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:





                                                         December 31,   September 30,
                                                             1998           1999
                                                        -------------- --------------
                                                                         (Unaudited)
     Land .............................................  $  4,159,309   $  4,159,309
     Buildings and improvements .......................     3,401,919      3,970,589
     Leasehold improvements ...........................       187,572        187,572
     Office equipment and fixtures ....................     1,169,965      1,234,830
     Parts and service equipment ......................       338,897        460,067
     Service units ....................................         6,790          6,790
     Construction in progress .........................       387,280             --
                                                         ------------   ------------
                                                            9,651,732     10,019,157
     Less accumulated depreciation and amortization ...    (1,576,489)    (1,804,784)
                                                         ------------   ------------
     Property and equipment, net ......................  $  8,075,243   $  8,214,373
                                                         ============   ============



4. FINANCING ARRANGEMENTS

     Long-term debt consists of the following:





                                                                                            December 31,       September 30,
                                                                                                1998                1999
                                                                                           --------------      --------------
                                                                                                                 (Unaudited)
  Note payable to PRIMUS Automotive Financial Services, Inc., payable in monthly installments of $46,363 including interest at the prime rate (7.75 at December 31,
   1998) plus .75%; with remaining principal plus accrued interest due November
   2001, collateralized by substantially all assets. .....................................   $4,176,087          $4,042,630
  Note payable to PRIMUS Automotive Financial Services, Inc., payable in monthly installments of $29,923 including interest at the prime rate plus .75%; with remaining principal plus accrued interest due February 2002, collateralized by
   substantially all assets. .............................................................    2,726,036           2,642,630
  Construction note payable to PRIMUS Automotive Financial Services, Inc., payable in monthly installments of $5,000 plus interest at prime rate plus 1.5%, due June 2003, collateralized by accounts receivable, inventories, and property and equipment of
   Freeland and the assets of a related entity. ..........................................      275,000             230,000
  Other long-term debt ...................................................................       50,258              40,903
                                                                                             ----------          ----------
                                                                                              7,227,381           6,956,163
  Less current maturities ................................................................     (361,592)           (341,095)
                                                                                             ----------          ----------
  Long-term debt .........................................................................   $6,865,789          $6,615,068
                                                                                             ==========          ==========

                              FREELAND AUTOMOTIVE
                  (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

4. FINANCING ARRANGEMENTS -- (Continued)

     Future maturities of long-term debt at December 31, 1998 are as follows:


  Year ending December 31:
  1999 ...................  $  361,592
  2000 ...................     390,669
  2001 ...................   4,011,626
  2002 ...................   2,428,494
  2003 ...................      35,000
                            ----------
  Total ..................  $7,227,381
                            ==========

     Freeland leases certain office equipment under agreements accounted for as capital leases. Assets under capital leases amounted to approximately $388,000 with accumulated depreciation of approximately $39,000 at December 31, 1998.

     The future minimum lease payments under such capital leases at December 31, 1998 are as follows:


          Year ending December 31:
  1999 .......................................  $  139,492
  2000 .......................................     152,298
  2001 .......................................      79,261
  2002 .......................................       6,710
  2003 .......................................       2,092
                                                ----------
  Total minimum lease payments ...............     379,853
          Less amount representing interest ..     (28,338)
                                                ----------
  Present value of minimum lease payments ....     351,515
          Less current maturities ............    (128,492)
                                                ----------
          Total ..............................  $  223,023
                                                ==========

5. RELATED PARTY TRANSACTIONS

     Receivables from related parties includes various notes due from other entities related by common ownership. The notes are classified as noncurrent based on the expected repayment date. The majority of the receivables due from related parties are unsecured and consist of the following:



                                                                    December 31,
                                                                        1998
                                                                   -------------
         Moss Marine (a business unit of South Gate Motors, Inc.)   $  733,206
         Freeland and Moore, Inc. d/b/a Harbor Nissan ............     212,719
         Rodgers Cars, Inc. d/b/a Mazda of Ft. Myers .............     627,611
         Other ...................................................     109,788
                                                                    ----------
         Total ...................................................  $1,683,324
                                                                    ==========

     In addition, receivables from related parties includes a secured note receivable due from Omni Imports of Southwest Florida, Ltd. totaling $406,288 at December 31, 1998. Interest is accrued monthly at 8.5%. Interest income on this note amounted to approximately $28,000 for the year ended December 31, 1998.

     Notes payable to related parties consists primarily of unsecured demand notes payable to Trinity Insurance Company, Ltd. totaling $335,313 at December 31, 1998. Interest is accrued monthly at rates ranging from 6% - 7%. Interest expense on this note amounted to approximately $25,000 for the year ended December 31, 1998. In addition, notes payable to related parties includes a demand note payable of $43,020. Interest is accrued monthly at the prime rate.

                              FREELAND AUTOMOTIVE
                  (A BUSINESS UNIT OF SOUTH GATE MOTORS, INC.)
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

5. RELATED PARTY TRANSACTIONS -- (Continued)

     Notes payable to the stockholder of $1,617,241 at December 31, 1998 represents secured loans payable with interest accrued at the prime rate. The notes are due on demand, however, the notes are subordinate to the PRIMUS Automotive Financial Services, Inc. ("PRIMUS") long-term debt (see Note 4) and cannot be repaid while the debt to PRIMUS is outstanding. Interest expense amounted to approximately $174,000 for the year ended December 31, 1998.

     Included in accrued payroll and bonuses on the accompanying balance sheets is an accrued bonus to the stockholder of $853,363 at December 31, 1998. The bonus is subordinate to the PRIMUS debt and approval must be obtained prior to payment. The bonus is classified as a current liability based on the expected repayment date.

     Freeland leases certain operating facilities directly from its stockholder under an agreement accounted for as an operating lease. The lease expires in October 2005. In addition, Freeland leases certain operating facilities on a month-to-month basis from an entity related via common ownership.

     Future minimum rental payments required under noncancelable operating leases at December 31, 1998 are as follows:


  Year ending December 31:
  1999 ...................  $ 95,400
  2000 ...................    95,400
  2001 ...................    95,400
  2002 ...................    95,400
  2003 ...................    95,400
  Thereafter .............   174,900
                            --------
  Total ..................  $651,900
                            ========

     Rent expense under the above operating leases was approximately $151,000 during the year ended December 31, 1998. In addition, Freeland paid real estate taxes of approximately $104,000 on the above leases during the year ended December 31, 1998.


6. EMPLOYEE BENEFIT PLAN

     Freeland has a qualified 401(k) Profit Sharing Plan (the "Plan"), whereby substantially all of the employees of Freeland meeting certain service requirements are eligible to participate. Freeland's contributions to the Plan were approximately $27,000 during the year ended December 31, 1998.


7. CONTINGENCIES

     Freeland is exposed to unasserted claims encountered in the normal course of business. In the opinion of management, on the advice of legal counsel, the resolution of these matters will not have a materially adverse effect on Freeland's financial position or future results of operations and cash flows.


8. SUBSEQUENT EVENT (UNAUDITED)

     Effective November 4, 1999, South Gate Motors, Inc. sold substantially all of the operating assets of Freeland to Sonic Automotive, Inc. for a total purchase price of approximately $25 million, paid in cash, plus the assumption of certain liabilities. No effects of the asset sale are reflected in the accompanying financial statements.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF
SONIC AUTOMOTIVE, INC.
Charlotte, North Carolina


     We have audited the accompanying combined balance sheet of Manhattan Automotive Group (the "Company"), which is under common ownership and management, as of December 31, 1998, and the related combined statements of income, equity, and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1998, and the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/  Deloitte & Touche LLP


August 13, 1999
Charlotte, North Carolina

                          MANHATTAN AUTOMOTIVE GROUP

                            COMBINED BALANCE SHEETS

                      December 31, 1998 and June 30, 1999




                                                      December 31,     June 30,
                                                          1998           1999
                                                     -------------- --------------
                                                                      (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents (Note 1) ................  $ 7,987,140    $ 6,590,534
 Accounts receivable ...............................    3,139,088      3,444,428
 Inventories, net (Note 2) .........................   11,454,990     11,886,336
 Other current assets ..............................      552,101         58,687
                                                      -----------    -----------
   Total current assets ............................   23,133,319     21,979,985
PROPERTY AND EQUIPMENT, Net (Note 3) ...............      661,792        657,197
NOTES RECEIVABLE FROM AFFILIATES (Note 5) ..........    2,131,204      2,131,011
OTHER ASSETS (Note 7) ..............................      880,765        890,765
                                                      -----------    -----------
TOTAL ASSETS .......................................  $26,807,080    $25,658,958
                                                      ===========    ===========
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 2) ..............  $ 8,923,882    $ 7,642,106
 Notes payable to related parties (Note 5) .........      378,975         28,090
 Trade accounts payable ............................    1,531,810        739,481
 Accrued payroll and bonuses .......................    1,207,205        167,299
 Dividends payable .................................           --      3,400,000
 Liability for finance chargebacks .................      203,400        203,400
 Other accrued liabilities .........................      373,577        935,084
                                                      -----------    -----------
   Total current liabilities .......................   12,618,849     13,115,460
                                                      -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 8)
EQUITY (Note 4):
 Net assets of business unit .......................      566,847        872,254
 Common stock of combined companies ................       33,560         33,560
 Paid-in capital ...................................    1,720,264      1,720,264
 Retained earnings .................................   11,867,560      9,917,421
                                                      -----------    -----------
   Total equity ....................................   14,188,231     12,543,498
                                                      -----------    -----------
TOTAL LIABILITIES AND EQUITY .......................  $26,807,080    $25,658,958
                                                      ===========    ===========


                  See notes to combined financial statements.

                          MANHATTAN AUTOMOTIVE GROUP

                         COMBINED STATEMENTS OF INCOME

   Year ended December 31, 1998 and six months ended June 30, 1998 and 1999




                                                                              June 30,
                                                      December 31,  -----------------------------
                                                          1998           1998           1999
                                                    --------------- -------------- --------------
                                                                             (Unaudited)
REVENUES (Note 1):
 Vehicle sales ....................................  $135,037,497    $62,107,706    $74,334,313
 Parts, service and collision repair ..............    18,793,794      9,193,264      9,575,791
 Finance and insurance ............................       989,792        600,323        635,992
                                                     ------------    -----------    -----------
   Total revenues .................................   154,821,083     71,901,293     84,546,096
COST OF SALES (Note 1) ............................   133,975,188     62,050,946     73,948,994
                                                     ------------    -----------    -----------
GROSS PROFIT ......................................    20,845,895      9,850,347     10,597,102
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ......    14,530,114      7,354,280      6,402,117
DEPRECIATION AND AMORTIZATION .....................       174,835         79,448         78,006
                                                     ------------    -----------    -----------
OPERATING INCOME ..................................     6,140,946      2,416,619      4,116,979
                                                     ------------    -----------    -----------
OTHER INCOME (EXPENSE):
 Interest expense -- floor plan (Note 2) ..........      (513,786)      (247,968)      (315,593)
 Interest income, net (Note 5) ....................       236,820        104,981         67,367
 Other income, net ................................       119,301         26,175         67,814
                                                     ------------    -----------    -----------
   Total other expense ............................      (157,665)      (116,812)      (180,412)
                                                     ------------    -----------    -----------
INCOME BEFORE INCOME TAXES ........................     5,983,281      2,299,807      3,936,567
PROVISION FOR INCOME TAXES (Notes 1 and 7) ........       527,000         53,800        604,300
                                                     ------------    -----------    -----------
NET INCOME ........................................  $  5,456,281    $ 2,246,007    $ 3,332,267
                                                     ============    ===========    ===========
PRO FORMA PROVISION FOR ADDITIONAL INCOME TAXES
 (Unaudited) (Note 1) .............................  $  1,819,000    $   848,000    $   939,300
                                                     ============    ===========    ===========
PRO FORMA NET INCOME (Unaudited) (Note 1) .........  $  3,637,281    $ 1,398,007    $ 2,392,967
                                                     ============    ===========    ===========


                  See notes to combined financial statements.

                          MANHATTAN AUTOMOTIVE GROUP


                    COMBINED STATEMENTS OF EQUITY (NOTE 4)



        Year ended December 31, 1998 and six months ended June 30, 1999





                                                            Common
                                             Net Assets    Stock of    Additional
                                            of Business    Combined     Paid-in        Retained         Total
                                                Unit      Companies     Capital        Earnings         Equity
                                           ------------- ----------- ------------- --------------- ---------------
BALANCE AT JANUARY 1, 1998 ...............    $117,981     $33,560    $1,720,264    $  7,649,145    $  9,520,950
 Dividends declared ......................          --          --            --        (789,000)       (789,000)
 Net income ..............................     448,866          --            --       5,007,415       5,456,281
                                              --------     -------    ----------    ------------    ------------
BALANCE AT DECEMBER 31, 1998 .............     566,847      33,560     1,720,264      11,867,560      14,188,231
 Dividends declared (unaudited) ..........          --          --            --      (4,977,000)     (4,977,000)
 Net income (unaudited) ..................     305,407          --            --       3,026,860       3,332,267
                                              --------     -------    ----------    ------------    ------------
BALANCE AT JUNE 30, 1999 (unaudited) .....    $872,254     $33,560    $1,720,264    $  9,917,421    $ 12,543,498
                                              ========     =======    ==========    ============    ============


                  See notes to combined financial statements.

                          MANHATTAN AUTOMOTIVE GROUP


                       COMBINED STATEMENTS OF CASH FLOWS


   Year ended December 31, 1998 and six months ended June 30, 1998 and 1999




                                                                                                           June 30,
                                                                                  December 31,  -------------------------------
                                                                                      1998            1998            1999
                                                                                --------------- --------------- ---------------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...................................................................  $  5,456,281    $  2,246,007      $  3,332,267
                                                                                 ------------    ------------      ------------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ..............................................       174,835          79,448            78,006
   Deferred income taxes ......................................................       (10,000)        (10,000)          (10,000)
   Changes in assets and liabilities that relate to operations:
    Increase in accounts receivable ...........................................    (1,018,388)       (770,788)         (305,340)
    Increase (decrease) in inventories ........................................      (640,714)        977,490          (431,346)
    Increase (decrease) in other current assets ...............................      (351,447)       (196,173)          493,414
    Increase (decrease) in trade accounts payable and accrued liabilities .....       922,866         850,559        (1,270,728)
                                                                                 ------------    ------------      ------------
     Total adjustments ........................................................      (922,848)        930,536        (1,445,994)
                                                                                 ------------    ------------      ------------
     Net cash provided by operating activities ................................     4,533,433       3,176,543         1,886,273
                                                                                 ------------    ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ..........................................      (196,663)        (76,470)          (73,411)
 Notes receivable from affiliates, net ........................................    (1,704,695)       (982,796)              193
                                                                                 ------------    ------------      ------------
     Net cash used in investing activities ....................................    (1,901,358)     (1,059,266)          (73,218)
                                                                                 ------------    ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in notes payable -- floor plan ...........................     2,507,260        (809,129)       (1,281,776)
 Payments on notes payable to related parties .................................      (215,231)        (18,486)         (350,885)
 Dividends to stockholders ....................................................      (789,000)       (456,000)       (1,577,000)
                                                                                 ------------    ------------      ------------
     Net cash provided by (used in) financing activities ......................     1,503,029      (1,283,615)       (3,209,661)
                                                                                 ------------    ------------      ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS .....................................     4,135,104         833,662        (1,396,606)
CASH AND CASH EQUIVALENTS:
 Beginning of period ..........................................................     3,852,036       3,852,036         7,987,140
                                                                                 ------------    ------------      ------------
 End of period ................................................................  $  7,987,140    $  4,685,698      $  6,590,534
                                                                                 ============    ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the period for:
   Interest ...................................................................  $    533,860    $    260,474      $    317,659
                                                                                 ============    ============      ============
   Income taxes ...............................................................  $    886,000    $    258,000      $    515,000
                                                                                 ============    ============      ============
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING
 INFORMATION:
 Dividends declared ...........................................................  $         --    $         --      $  3,400,000
                                                                                 ============    ============      ============


                  See notes to combined financial statements.

                           MANHATTAN AUTOMOTIVE GROUP

                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Manhattan Automotive Group (the "Company") operates four automobile dealerships in the Washington, D.C. area. The Company sells new and used cars and light trucks, sells replacement parts, provides maintenance, warranty services, paint and repair services and arranges related financing and insurance. The Company's four vehicle dealership locations sell new vehicles manufactured by Lexus, BMW, Porche, Audi, Nissan and Jeep. The accompanying combined financial statements include the accounts of the following businesses:



Name                                                             Location       Structure      Year End
------------------------------------------------------------ --------------- --------------- ------------
L.O.R., Inc (DBA: Lexus of Rockville) ...................... Rockville, MD   S Corporation   December 31
Rockville Porsche/Audi (A business unit of
 Manhattan Imported Cars, Inc.) ............................ Rockville, MD   N/A             December 31
Manhattan Auto, Inc. (DBA: BMW of Fairfax) ................. Fairfax, VA     C Corporation   November 30
Waldorf Automotive, Inc. (DBA: Nissan-Jeep of Waldorf) ..... Waldorf, MD     S Corporation   December 31


     The combined financial statements have been prepared in connection with the acquisition of the above businesses by Sonic Automotive, Inc. (see Note 9). The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed businesses. The combination of these businesses has been accounted for at historical cost in a manner similar to a pooling-of-interests because the businesses are under common management and control. Rockville Porsche/Audi is not organized as a separate legal entity. Accordingly, the accompanying combined balance sheet present only the net equity of the business unit. All material intercompany transactions have been eliminated.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed. Finance and insurance commission revenue is recognized principally at the time the contract is placed with the financial institution.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commission expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $477,000 for the year ended December 31, 1998.

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturers at the prevailing prices charged by each manufacturer to their franchised dealers. The Company's sales could be unfavorably impacted by each manufacturers' unwillingness or inability to supply the dealerships with an adequate supply of new vehicle inventory.

     The Company operates under dealer agreements with each manufacturer. The Company's dealer agreements give it the exclusive right to sell each manufacturers' product within a given geographic area. The Company could be materially adversely affected if other manufacturers award franchises to dealers in the same market where the Company is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in the Company's market.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases and was approximately $1,150,000 at December 31, 1998.

     Inventories -- Inventories of new and used vehicles, including demonstrators, and parts and accessories are valued at the lower of cost or market. Cost is determined using the last-in, first-out method ("LIFO") for new vehicles, the specific identification method for used vehicles, and the first-in, first-out method ("FIFO") for all other inventories.

                          MANHATTAN AUTOMOTIVE GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES -- (Continued)

     Property and Equipment -- Property and equipment are stated at cost. Depreciation and amortization is computed principally using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives (in years) is as follows:



                                            Useful Lives
                                           -------------
  Buildings and improvements .............     20-40
  Office equipment and fixtures ..........     7-10
  Parts and service equipment ............     7-15
  Company vehicles .......................      3-5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- Manhattan Auto, Inc. is organized as a C Corporation subject to both federal and state income taxes. Rockville Porsche/Audi is included in the federal and state income tax returns of Manhattan Imported Cars, Inc. Current income taxes are allocated to Rockville Porshe/Audi based on the business unit's taxable income to the total taxable income of Manhattan Imported Cars, Inc. L.O.R., Inc. and Waldorf Automotive, Inc. are organized as S Corporations for federal and state income tax purposes. As such, the provision for income taxes in the accompanying combined financial statements only includes federal and state income taxes for Manhattan Auto, Inc. and Rockville Porsche/Audi.

     Deferred taxes are determined using an asset and liability approach. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax basis of assets and liabilities. This method gives immediate effect to changes in income tax laws upon enactment. A valuation allowance is established when necessary to reduce deferred tax assets to amounts that are expected to be realized.

     The unaudited pro forma provision for additional income taxes and the unaudited pro forma net income for the year ended December 31, 1998 reflect estimated amounts that would have been recorded had L.O.R., Inc. and Waldorf Automotive, Inc.'s income been taxed for federal and state purposes as if they were C Corporations.

     Advertising Costs -- The Company expenses advertising costs in the period incurred. Advertising expenses for the year ended December 31, 1998 were approximately $573,000.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, amounts invested with financial institutions may exceed FDIC insurance limits. Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is mitigated by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market areas in Northern Virginia and Maryland.

     Fair Value of Financial Instruments -- As of December 31, 1998 the fair values of the Company's financial instruments including accounts receivable, notes receivable from affiliates, notes payable -- floor plan, trade accounts payable and notes payable to related parties, approximate their carrying values due to either their short-term maturity or the existence of interest rates that approximate prevailing market rates.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Interim Financial Information -- The accompanying unaudited combined financial statements as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 have been prepared by the Company pursuant to the rules of the Securities and Exchange Commission ("SEC") and, in the opinion of the Company, include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position of the Company and the results of its operations and its cash flows. Certain information and footnote disclosure normally included in combined financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules.

                          MANHATTAN AUTOMOTIVE GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES -- (Continued)


The Company believes that the disclosures made are adequate to keep the information presented from being misleading. The results of operations for the six months ended June 30, 1999 are not necessarily indicative of the results to be expected for the full year.


2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:




                                              December 31,      June 30,
                                                  1998            1999
                                             -------------- ---------------
                                                              (Unaudited)
     New and demonstrator vehicles .........  $  8,774,340   $  9,120,343
     Used vehicles .........................     3,026,537      3,360,588
     Parts and accessories .................     1,778,300      1,529,592
                                              ------------   ------------
                                                13,579,177     14,010,523
     LIFO reserve ..........................    (2,124,187)    (2,124,187)
                                              ------------   ------------
     Inventories, net ......................  $ 11,454,990   $ 11,886,336
                                              ============   ============


     During the year ended December 31, 1998, new vehicle inventory quantities were reduced, resulting in a liquidation of LIFO inventory values. The liquidation increased pre-tax income by approximately $239,000. Had the Company used the first-in, first-out method of valuing new vehicles and certain parts and accessories, pretax income would have been approximately $5,744,000 in 1998.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions totaling $8,923,882 at December 31, 1998. The floor plan notes bear interest, payable monthly on the outstanding balances at rates ranging from prime minus .25% to LIBOR plus 2% (prime rate was 7.75% at December 31, 1998 and LIBOR was 5.62% at December 31, 1998). Total floor plan interest expense was $513,786 in 1998. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheets.


3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:




                                                         December 31,      June 30,
                                                             1998            1999
                                                        -------------- ---------------
                                                                         (Unaudited)
     Buildings and improvements .......................  $    630,209   $    669,327
     Office equipment and fixtures ....................       340,607        346,253
     Parts and service equipment ......................       660,322        664,267
     Company vehicles .................................       386,108        414,108
     Construction in process ..........................        13,647         13,647
                                                         ------------   ------------
                                                            2,030,893      2,107,602
     Less accumulated depreciation and amortization ...    (1,369,101)    (1,450,405)
                                                         ------------   ------------
     Property and equipment, net ......................  $    661,792   $    657,197
                                                         ============   ============

                          MANHATTAN AUTOMOTIVE GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

4. COMBINED EQUITY
     The capital structure of the businesses included in the combined financial statements of the Company at December 31, 1998 and June 30 1999 is as follows:



                                                                  December 31, 1998
                                      -------------------------------------------------------------------------
                                                      Common Stock
                                      ---------------------------------------------
                                                               Shares                 Additional
                                        Par      Shares      Issued and                Paid-in       Retained
                                       Value   Authorized   Outstanding    Amount      Capital       Earnings
                                      ------- ------------ ------------- ---------- ------------- -------------
L.O.R., Inc. ........................  $  1       1,000        1,000      $ 1,000    $  599,000    $ 4,997,310
Manhattan Auto, Inc. ................   100         500          316       31,560       122,264      5,423,892
Waldorf Automotive, Inc. ............     1       1,000        1,000        1,000       999,000      1,446,358
Rockville Porsche/Audi (Note 1) .....    --          --           --           --            --             --
                                                                          -------    ----------    -----------
Total ...............................                                     $33,560    $1,720,264    $11,867,560
                                                                          =======    ==========    ===========



                                                              June 30, 1999 (Unaudited)
                                       ------------------------------------------------------------------------
                                                       Common Stock
                                       ---------------------------------------------
                                                                Shares                Additional     Retained
                                         Par      Shares      Issued and                Paid-in      Earnings
                                        Value   Authorized   Outstanding    Amount      Capital     (Deficit)
                                       ------- ------------ ------------- ---------- ------------ -------------
 L.O.R., Inc. ........................  $  1       1,000        1,000      $ 1,000    $  599,000   $3,669,066
 Manhattan Auto, Inc. ................   100         500          316       31,560       122,264    6,360,681
 Waldorf Automotive, Inc. ............     1       1,000        1,000        1,000       999,000     (112,326)
 Rockville Porsche/Audi (Note 1) .....    --          --           --           --            --           --
                                                                           -------    ----------   ----------
 Total ...............................                                     $33,560    $1,720,264   $9,917,421
                                                                           =======    ==========   ==========


5. RELATED PARTY TRANSACTIONS

     The Company has notes receivable from various affiliated entities amounting to $2,131,204 at December 31, 1998. The notes bear interest at rates ranging from 6%-7%. The notes are uncollateralized and are classified as noncurrent based on the expected repayment date. Interest income from these notes was approximately $125,000 for the year ended December 31, 1998.

     In addition, the Company has notes payable to related parties of $378,975 at December 31, 1998. The notes bear interest at 7%. The notes are unsecured and are classified as noncurrent based on the expected repayment date. Interest expense on these notes was approximately $25,000 for the year ended December 31, 1998.

     The Company leases certain operating facilities directly from stockholders of the combining companies or from entities which are owned by those stockholders. The leases expire at various dates through August 2002. Rent expense under these related party leases was approximately $575,000 during the year ended December 31, 1998.

                          MANHATTAN AUTOMOTIVE GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

5. RELATED PARTY TRANSACTIONS -- (Continued)

     In addition, the Company has other facilities and equipment with leases expiring at various dates through September 2003. Future minimum rental payments required under noncancelable operating leases at December 31, 1998 are as follows:



                                  Related
                                   Party         Other         Total
                               ------------- ------------- -------------
      Year ending December 31:
  1999 .......................  $  758,988    $  590,466    $1,349,454
  2000 .......................     758,998       620,466     1,379,464
  2001 .......................     661,992       429,359     1,091,351
  2002 .......................     252,000         7,022       259,022
  2003 .......................          --         5,266         5,266
                                ----------    ----------    ----------
      Total ..................  $2,431,978    $1,652,579    $4,084,557
                                ==========    ==========    ==========

     Rent expense under all operating leases was approximately $1,300,000 during the year ended December 31, 1998.


6. EMPLOYEE BENEFIT PLAN

     The combining companies each have a qualified 401(k) Profit Sharing Plan (the "Plan"), whereby substantially all of the employees meeting certain service requirements are eligible to participate. The combined contributions to the plans were approximately $148,000 during the year ended December 31, 1998.


7. INCOME TAXES

     The provision for income taxes consists of the following components for the year ended December 31, 1998:


  Current:
  Federal ..............  $ 451,000
  State ................     86,000
                          ---------
                            537,000
  Deferred:
  Federal ..............     (8,800)
  State ................     (1,200)
                          ---------
                            (10,000)
                          ---------
  Total ................  $ 527,000
                          =========

     The reconciliation of the statutory federal income tax rate with the Company's federal and state overall effective income tax rate is as follows for the year ending December 31, 1998:


  Statutory federal rate ............     34.00%
  State income taxes ................      3.41
  Miscellaneous .....................      1.77
                                          -----
  Effective income tax rate .........     39.18%
                                          =====

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

     A net deferred income tax asset totaling $70,000, included in "other assets" on the accompanying balance sheet at December 31, 1998, relates primarily to depreciation and deferred extended warranty costs.

                          MANHATTAN AUTOMOTIVE GROUP
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

8. CONTINGENCIES
     The Company is involved in various legal proceedings incurred in the normal course of business. Management, on the advice of legal counsel, believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.


9. SALE AGREEMENTS (UNAUDITED)

     Effective August 3, 1999, Sonic Automotive, Inc. ("Sonic") purchased substantially all of the operating assets of L.O.R., Inc., Rockville Porsche/Audi (a business unit of Manhattan Imported Cars, Inc.), and Waldorf Automotive, Inc. for a total combined purchase price of $23.7 million, payable in cash and common stock, plus the assumption of certain liabilities.

     In addition, Sonic purchased the outstanding common stock of Manhattan Auto, Inc. for $10.5 million plus the net book value of the purchased assets and assumed liabilities. The total purchase price is payable in common stock with an aggregate market price of $18 million at the date of closing.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1998 and the nine months ended September 30, 1999 reflect the historical accounts of Sonic and FirstAmerica Automotive, Inc. for those periods, adjusted giving effect to the following events as if those events had occurred on January 1, 1998:

     o the following acquisitions completed by Sonic:



Acquisition                                 Date
-------------------------------------- --------------
  Casa Ford of Houston, Inc. ......... May 1998
  Hatfield Automotive Group .......... July 1998
  Higginbotham Automotive Group ...... August 1998
  Williams Automotive Group .......... January 1999
  Global Imports ..................... February 1999
  Economy Honda Cars ................. February 1999
  Lloyd Automotive Group ............. May 1999
  Newsome Automotive Group ........... May 1999
  Lute Riley Motors, Inc. ............ July 1999
  Manhattan Automotive Group ......... August 1999
  Freeland Automotive ................ November 1999

     o Sonic's sale of its senior subordinated notes in July 1998 and the application of the net sale proceeds;

     o Sonic's offering of Class A common stock in May 1999 and the application of the net offering proceeds;


     o the acquisition of FirstAmerica via merger with a subsidiary of Sonic in December 1999, including the following acquisitions completed by FirstAmerica as if those acquisitions had occurred on January 1, 1998:




Acquisition                                    Date
---------------------------------------- ---------------
  Beverly Hills BMW .................... April 1998
  Honda of Serramonte .................. June 1998
  Concord Toyota ....................... October 1998
  Poway Chevrolet ...................... March 1999
  First Dodge-Marin .................... April 1999
  South Bay Chrysler Plymouth Jeep ..... August 1999
  Falconi's Tropicana Honda ............ September 1999
  Kramer Honda-Volvo ................... September 1999
  Lucas Dealership Group ............... September 1999


       The results of Ford of San Rafael have not been included as such results are not material.


     The following unaudited pro forma consolidated balance sheet as of September 30, 1999 reflects the historical accounts of Sonic as of that date as adjusted to give pro forma effect to the following events, as if those events had occurred on September 30, 1999:

     o the acquisition of Freeland Automotive in November 1999;

     o the acquisition of FirstAmerica via merger with a subsidiary of Sonic in December 1999.

     The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the consolidated financial statements of the Manhattan Automotive Group, Freeland Automotive, FirstAmerica and the Lucas Dealership Group, Inc., which are included in this filing, as well as the consolidated financial statements of Sonic, Casa Ford of Houston, Inc., Hatfield Automotive Group, Higginbotham Automotive Group, Williams Automotive Group, Economy Honda Cars, Inc., Global Imports, Inc., Newsome Automotive Group, Lloyd Automotive Group, Lute Riley Motors, Inc., all of which have been included in previous filings by Sonic. The unaudited pro forma consolidated financial data and accompanying notes do not give effect to the sale of Cleveland Village Honda, nor the following completed acquisitions, or the financing of those acquisitions, because these transactions are not required to be presented in accordance with Securities and Exchange Commission rules:



Acquisition                                          Date
----------------------------------------------- --------------
  Century BMW ................................. April 1998
  Heritage Lincoln-Mercury .................... April 1998
  Capitol Chevrolet and Imports, Inc. ......... April 1998
  Ron Craft Chevrolet-Cadillac-Oldsmobile ..... November 1998
  Ron Craft Chrysler Plymouth Jeep ............ November 1998
  Tampa Volvo ................................. December 1998
  Infiniti of Charlotte ....................... January 1999
  Rally Mitsubishi ............................ February 1999
  Bondesen Chevrolet Oldsmobile Cadillac ...... April 1999
  Sam White Motor City ........................ April 1999
  Fitzgerald Chevrolet ........................ May 1999
  Superior Oldsmobile-Cadillac-GMC ............ June 1999
  Classic Dodge ............................... July 1999
  Southlake Volvo ............................. July 1999
  Ben Reading Buick ........................... August 1999
  Charleston Lincoln-Mercury .................. August 1999
  Shottenkirk Honda ........................... August 1999
  Altman Dodge ................................ October 1999
  Joe Camp Ford ............................... October 1999
  Integrity Dodge ............................. October 1999
  Village Volvo ............................... November 1999

     Sonic believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of Sonic's financial condition, results of operations or covenant compliance had the transactions and events described above been consummated on the dates assumed, and are not intended to project Sonic's financial condition on any future date or its results of operation for any future period.

              Unaudited Pro Forma Consolidated Statement of Income


                          Year Ended December 31, 1998




                                                                                       Manhattan
                                                       Sonic             Sonic        Automotive    Freeland
                                                  Historical (a)   Acquisitions (b)      Group     Automotive
                                                 ---------------- ------------------ ------------ ------------
                                                                    (Dollars in thousands)
Revenues:
 Vehicle sales .................................   $ 1,407,030         $792,024        $135,037     $106,629
 Parts, service, and collision repair ..........       162,660          119,369          18,794       12,270
 Finance and insurance .........................        34,011           19,399             990        5,402
                                                   -----------         --------        --------     --------
  Total Revenues ...............................     1,603,701          930,792         154,821      124,301
Cost of sales ..................................     1,396,259          810,481         133,975      107,991
                                                   -----------         --------        --------     --------
Gross profit ...................................       207,442          120,311          20,846       16,310
Selling, general & administrative expenses .....       150,130           91,819          14,530       13,760
Management bonus ...............................            --            3,181              --           --
Depreciation and amortization ..................         4,607            3,579             175          297
                                                   -----------         --------        --------     --------
Operating income ...............................        52,705           21,732           6,141        2,253
Interest expense, floorplan ....................        14,096            5,927             514        1,073
Interest expense, other ........................         9,395              797            (237)         820
Other income ...................................           426              602             119            6
                                                   -----------         --------        --------     --------
Income before income taxes .....................        29,640           15,610           5,983          366
Provision for income taxes .....................        11,083            1,508             527           --
                                                   -----------         --------        --------     --------
Net income .....................................   $    18,557         $ 14,102        $  5,456     $    366
                                                   ===========         ========        ========     ========
Basic net income per share .....................   $      0.81
                                                   ===========
Weighted average common shares
 outstanding -- basic (s) ......................        22,852
                                                   ===========
Diluted net income per share ...................   $      0.74
                                                   ===========
Weighted average common shares
 outstanding -- diluted (s)(t) .................        24,970
                                                   ===========

                                                                      Pro Forma
                                                                   Adjustments for
                                                                       Sonic's           Pro Forma
                                                                  Acquisitions and    Adjustments for
                                                   FirstAmerica       the Notes      the FirstAmerica       Combined
                                                  Pro Forma (c)       Offering          Acquisition        Pro Forma
                                                 --------------- ------------------ ------------------  ---------------
                                                                        (Dollars in thousands)
Revenues:
 Vehicle sales .................................    $1,188,934      $       --        $        --        $  3,629,654
 Parts, service, and collision repair ..........       188,410              --                 --             501,503
 Finance and insurance .........................        36,018            (240)(e)             --              95,604
                                                                            24 (f)
                                                    ----------      ----------         ----------         -----------
  Total Revenues ...............................     1,413,362            (216)                --           4,226,761
Cost of sales ..................................     1,192,786            (382)(g)          5,638 (q)       3,646,748
                                                    ----------      ----------        -----------         -----------
Gross profit ...................................       220,576             166             (5,638)            580,013
Selling, general & administrative expenses .....       174,664             (82)(e)         (5,638)(q)         433,750
                                                                        (8,923)(h)         (1,410)(h)
                                                                         4,900 (i)
Management bonus ...............................            --          (3,181)(h)             --                  --
Depreciation and amortization ..................         6,223          (1,173)(i)         (3,016)(j)          20,153
                                                                          (139)(j)          4,249 (k)
                                                                         5,351 (k)
                                                    ----------      ----------         ----------          ----------
Operating income ...............................        39,689           3,413                177             126,110
Interest expense, floorplan ....................         9,036            (994)(l)           (448)(l)          29,204
Interest expense, other ........................        16,969            (981)(i)         (2,191)(n)          37,491
                                                                          (967)(m)
                                                                        13,886 (n)
Other income ...................................           215              --                 --               1,368
                                                    ----------      ----------        -----------         -----------
Income before income taxes .....................        13,899          (7,531)             2,816              60,783
Provision for income taxes .....................         6,659          (3,072)(o)          1,889 (o)          24,893
                                                                         6,299 (p)
                                                    ----------      ----------        -----------         -----------
Net income .....................................    $    7,240      $  (10,758)       $       927        $     35,890
                                                    ==========      ==========        ===========         ===========
Basic net income per share .....................                                                         $       0.97
                                                                                                          ===========
Weighted average common shares
 outstanding -- basic (s) ......................                                                               37,095
                                                                                                          ===========
Diluted net income per share ...................                                                         $       0.82
                                                                                                          ===========
Weighted average common shares
 outstanding -- diluted (s)(t) .................                                                               43,668
                                                                                                          ===========



(See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                    Income)

              Unaudited Pro Forma Consolidated Statement of Income


                      Nine Months Ended September 30, 1999




                                                                                       Manhattan
                                                       Sonic             Sonic        Automotive    Freeland
                                                  Historical (a)   Acquisitions (b)      Group     Automotive
                                                 ---------------- ------------------ ------------ ------------
                                                                    (Dollars in thousands)
Revenues:
 Vehicle sales .................................   $ 1,904,602         $152,670        $ 90,121     $ 91,311
 Parts, service, and collision repair ..........       230,249           28,333          11,532       10,485
 Finance and insurance .........................        52,095            5,691             748        4,495
                                                   -----------         --------        --------     --------
  Total Revenues ...............................     2,186,946          186,694         102,401      106,291
Cost of sales ..................................     1,897,956          161,370          89,664       92,161
                                                   -----------         --------        --------     --------
Gross profit ...................................       288,990           25,324          12,737       14,130
Selling, general & administrative expenses .....       207,293           18,052          13,079       11,118
Depreciation and amortization ..................         7,143              803              92          266
                                                   -----------         --------        --------     --------
Operating income (loss) ........................        74,554            6,469            (434)       2,746
Interest expense, floorplan ....................        15,118              828             349          872
Interest expense, other ........................        12,177              229            (147)         592
Written off IPO costs ..........................
Other income ...................................           362            2,838              71           59
                                                   -----------         --------        --------     --------
Income (loss) before income taxes ..............        47,621            8,250            (565)       1,341
Provision for income taxes .....................        18,250            1,111          (1,091)          --
                                                   -----------         --------        --------     --------
Net income .....................................   $    29,371         $  7,139        $    526     $  1,341
                                                   ===========         ========        ========     ========
Basic net income per share .....................   $      0.98
                                                   ===========
Weighted average common shares
 outstanding -- basic (s) ......................        29,948
                                                   ===========
Diluted net income per share ...................   $      0.88
                                                   ===========
Weighted average common shares
 outstanding -- diluted (s)(t) .................        33,489
                                                   ===========



                                                                                         Pro Forma
                                                                       Pro Forma        Adjustments
                                                                      Adjustments         for the
                                                    FirstAmerica      for Sonic's      FirstAmerica       Combined
                                                   Pro Forma (c)      Acquisitions      Acquisition      Pro Forma
                                                 ----------------- ----------------- ---------------- ---------------
                                                                        (Dollars in thousands)
Revenues:
 Vehicle sales .................................     $1,023,482       $       --       $       --       $ 3,262,186
 Parts, service, and collision repair ..........      147,914                 --               --           428,513
 Finance and insurance .........................       31,881               (291)(e)           --            94,619
                                                     ----------       ----------       ----------       -----------
  Total Revenues ...............................     1,203,277              (291)              --         3,785,318
Cost of sales ..................................     1,015,450                --            5,277 (q)     3,261,878
                                                     ----------       ----------       ----------       -----------
Gross profit ...................................      187,827               (291)          (5,277)          523,440
Selling, general & administrative expenses .....      148,315               (142)(e)       (5,277)(q)       380,752
                                                                          (8,529)(h)       (2,156)(h)
                                                                           1,960 (i)       (2,961)(r)
Depreciation and amortization ..................        5,707               (297)(i)       (2,453)(j)        15,901
                                                                                            3,187 (k)
                                                                           1,937 (k)         (484)(r)
                                                     ----------       ----------       ----------       -----------
Operating income (loss) ........................       33,805              4,780            4,867           126,787
Interest expense, floorplan ....................        6,995               (417)(l)         (366)(l)        23,379
Interest expense, other ........................       11,752               (546)(i)       (2,008)(n)        25,001
                                                                            (292)(m)
                                                                           3,244 (n)
Written off IPO costs ..........................        2,564 (d)                              --             2,564
Other income ...................................        1,780 (d)         (2,658)(h)         (412)(r)         2,040
                                                     ----------       ----------       ----------       -----------
Income (loss) before income taxes ..............       14,274                133            6,829            77,883
Provision for income taxes .....................        6,623                 43 (o)        3,251 (o)        31,570
                                                                           3,383 (p)
                                                     ----------       ----------       ----------       -----------
Net income .....................................     $  7,651         $   (3,293)      $    3,578       $    46,313
                                                     ==========       ==========       ==========       ===========
Basic net income per share .....................                                                        $      1.16
                                                                                                        ===========
Weighted average common shares
 outstanding -- basic (s) ......................                                                             39,823
                                                                                                        ===========
Diluted net income per share ...................                                                        $      1.03
                                                                                                        ===========
Weighted average common shares
 outstanding -- diluted (s)(t) .................                                                             44,848
                                                                                                        ===========



(See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                    Income)

(a) The historical consolidated statement of income data for Sonic for the year ended December 31, 1998 includes the results of operations of the following dealerships and dealership groups acquired during the year ended December 31, 1998 from their respective dates of acquisition:



Acquisition                                            Date
----------------------------------------------- -----------------
  Casa Ford of Houston, Inc. .................. May 1, 1998
  Capitol Chevrolet and Imports, Inc. ......... April 1, 1998
  Century BMW ................................. April 1, 1998
  Heritage Lincoln-Mercury .................... April 1, 1998
  Hatfield Automotive Group ................... July 1, 1998
  Higginbotham Automotive Group ............... August 1, 1998
  Ron Craft Chevrolet-Cadillac-Oldsmobile ..... November 1, 1998
  Ron Craft Chrysler Plymouth Jeep ............ November 1, 1998
  Tampa Volvo ................................. December 1, 1998

(b) Reflects the results of operations of the following acquisitions completed during 1998 and 1999 through their respective dates of acquisition:



Acquisition                                    Date
----------------------------------------- --------------
  Casa Ford of Houston, Inc. ............ May 1998
  Hatfield Automotive Group ............. July 1998
  Higginbotham Automotive Group ......... August 1998
  Williams Automotive Group ............. January 1999
  Global Imports, Inc. .................. February 1999
  Economy Honda Cars, Inc. .............. February 1999
  Lloyd Automotive Group ................ May 1999
  Newsome Automotive Group .............. May 1999
  Lute Riley Motors, Inc. ............... July 1999

(c) Reflects the results of operations of FirstAmerica on a pro forma basis to include the following acquisitions completed by FirstAmerica during 1998 and 1999 (see separate unaudited pro forma combined statements of income for FirstAmerica for the year ended December 31, 1998 and the nine months ended September 30, 1999 beginning on page P-11):



Acquisition                                  Date
-------------------------------------- ---------------
  Beverly Hills BMW .................. April 1998
  Honda of Serramonte ................ June 1998
  Concord Toyota ..................... October 1998
  Poway Chevrolet .................... March 1999
  First Dodge-Marin .................. April 1999
  South Bay Chrysler Plymouth Jeep ... August 1999
  Falconi's Tropicana Honda .......... September 1999
  Kramer Honda-Volvo ................. September 1999
  Lucas Dealership Group ............. September 1999

(d) The pro forma consolidated statement of income of FirstAmerica for the nine months ended September 30, 1999 includes expenses of approximately $2.6 million representing costs incurred in connection with FirstAmerica's failed initial public offering, and includes other income of approximately $1.7 million representing one-time gains recorded on the sale of dealership subsidiaries. Although no pro forma adjustment to eliminate these items has been included in the accompanying Pro Forma Consolidated Statement of Income, Sonic believes disclosure and consideration of these items is appropriate to understand the continuing impact of the acquisition of FirstAmerica on Sonic's results of operations.

(e) Reflects the decrease in finance and insurance revenues and selling, general and administrative expenses included in the results of operations of Newsome Automotive Group resulting from transactions with affiliates of Newsome not acquired by Sonic.

(f) Reflects finance and insurance revenues generated by the Higginbotham Automotive Group for the year ended December 31, 1998, that was paid directly to the dealership owner and excluded from revenue in the historical financial statements of the acquired dealerships. No adjustment has been made to reflect such amounts for the other acquisitions included within these pro forma statements, as the amounts could not be reasonably ascertained.

(g) Reflects the conversion from the "last-in, first-out" method of inventory accounting to the specific identification method of inventory accounting for Sonic's acquisitions to conform to Sonic's method of accounting for vehicle inventories.

(h) Reflects the net decrease in selling, general and administrative expenses related to the net reduction in salaries and bonuses of owners and officers of the acquired dealerships who have become or will become employees, consistent with reduced salaries pursuant to employment agreements with Sonic, or whose positions have been or will be eliminated as part of Sonic's acquisitions which are included in these pro forma financial statements.

(i) Reflects the increase in rent expense related to lease agreements entered into with the sellers of certain acquired dealerships for the dealerships' real property that will not be acquired by Sonic, and the decreases in depreciation expense and interest expense related to mortgage indebtedness encumbering such property. Reduction of interest expense for the year ended December 31, 1998 is calculated based on average mortgage indebtedness of approximately $11.6 million at interest rates ranging from 7.00% to 9.11%. Reduction of interest expense for the nine months ended September 30, 1999 is calculated based on average mortgage indebtedness of approximately $9.8 million at interest rates ranging from 7.75% to 8.62%. Additional adjustment for the nine months ended September 30, 1999 reflects the elimination of approximately $2.7 million of other income at one of the acquired dealerships representing a gain on sale of real estate immediately prior to the consummation of the acquisition.

(j) Reflects the elimination of amortization expense related to goodwill that arose in previous acquisitions in certain of the acquired dealerships from the effective date of the acquisitions.

(k) Reflects the amortization over an assumed useful life of 40 years of goodwill resulting from Sonic's acquisitions which are included in these pro forma financial statements, which were assumed to occur on January 1, 1998. Certain of these acquisitions have purchase agreements which require Sonic to pay additional amounts in cash or preferred stock based on future operating results. Amount does not include amortization of the additional goodwill associated with the contingent purchase prices related to such acquisitions. The maximum amount of estimated additional amortization would not exceed $100,000.

(l) Reflects the net decrease in interest expense, floor plan resulting from the refinancing of the notes payable, floor plan of the dealerships being acquired under Sonic's floor plan facility with Ford Motor Credit Company (the "Floor Plan Facility") as if such refinancing had occurred at the beginning of the period presented. The average outstanding balance of notes payable, floor plan arrangements of the dealerships being acquired excluding FirstAmerica was $116.5 million for the year ended December 31, 1998 and $45.9 million for the nine months ended September 30, 1999. The average outstanding balance of notes payable, floor plan arrangements of the FirstAmerica dealerships being acquired was $127.5 million for the year ended December 31, 1998 and $94.6 million for the nine months ended September 30, 1999. The average interest rate under the Floor Plan Facility for the year ended December 31, 1998 was approximately 7.06% compared to historical interest rates ranging from 7.13% to 9.50%. The average interest rate under the Floor Plan Facility for the nine months ended September 30, 1999 was approximately 6.57% compared to historical interest rates ranging from 6.58% to 8.87%.

(m) Reflects the decrease in interest expense related to debt, other than mortgage indebtedness, which has not or will not be assumed. Reduction of interest expense for the year ended December 31, 1998 is calculated based on average indebtedness of approximately $12.9 million at interest rates ranging from 5.43% to 10.20%. Reduction of interest expense for the nine months ended September 30, 1999 is calculated based on average indebtedness of approximately $6.5 million at interest rates ranging from 5.43% to 8.75%.


(n) Adjustment for Sonic's acquisitions, excluding FirstAmerica, reflects the incremental increase in interest expense, other resulting from (1) the issuance of $125 million in senior subordinated notes in July 1998 (the "Notes Offering") used to finance acquisitions, (2) borrowings under Sonic's revolving credit facility with Ford Motor Credit Company (the "Revolving Facility") in the amount of $98.4 million used to finance acquisitions, and
    (3) the repayment of amounts previously borrowed under the Revolving Facility with proceeds received from the Notes Offering and with proceeds received from the issuance of 6,067,230 shares of Class A common stock on May 5, 1999. Amounts borrowed under the Revolving Facility which were repaid had an average balance of $27.8 million for the year ended December 31, 1998 and $28.2 million for the nine months ended September 30, 1999.

    Adjustment for FirstAmerica acquisition reflects the net reduction in interest expense, other resulting from the refinancing of debt incurred by FirstAmerica with borrowings under Sonic's Revolving Facility. The net interest reduction for the year ended December 31, 1998 is calculated based on average indebtedness of approximately $162.5 million at Sonic's average interest rate under its Revolving Facility of 8.2%, compared to historical interest rates of FirstAmerica ranging from 7.4% to 14.4%. Interest reduction for the nine months ended September 30, 1999 is calculated based on average indebtedness of $164.3 million at Sonic's average interest rate under its Revolving Facility of 7.6% compared to historical interest rates of FirstAmerica ranging from 7.4% to 14.4%.


(o) Reflects the net change in provision for income taxes resulting from pro forma adjustments, computed using statutory income tax rates ranging from 35.0% to 40.8%.


(p) Certain of the acquired dealerships were not subject to federal and state income taxes because they were either S corporations, partnerships, or limited liability companies during the period indicated. Upon completion of these acquisitions, these dealerships became subject to federal and state income tax as C corporations. This adjustment reflects the resulting increase in the federal and state income tax provision as if these entities had been taxable at statutory income tax rates ranging from 35.0% to 40.7%.

(q) Reflects the reclassification of commission expense related to finance and insurance commission revenue recorded in the pro forma consolidated statements of income of FirstAmerica from selling, general and administrative expenses to cost of sales to conform to Sonic's presentation.

(r) Reflects the elimination of the results of operations of AutoTown, a subsidiary of FirstAmerica, which was not acquired by Sonic.

(s) All earnings per share information reflects Sonic's 2-for-1 common stock split effective January 25, 1999. Pro forma basic and diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1998 and the nine months ended September 30, 1999 have been adjusted to reflect the following transactions as if such transactions had occurred on January 1, 1998:

   1. The issuance of 970,588 shares of Class A common stock on September 18, 1999 in connection with the acquisition of Higginbotham Automotive Group;


   2. The issuance of 6,067,230 shares of Class A common stock on May 5, 1999 in connection with Sonic's equity offering;

   3. The issuance of 176,030 shares of Class A common stock on May 17, 1999 in connection with the acquisition of Newsome Automotive Group;


   4. The issuance of 1,398,902 shares of Class A common stock on August 3, 1999 in connection with the acquisition of Manhattan Automotive Group plus an anticipated issuance of an estimated 698,167 shares of Class A Common Stock in connection with market price protection provided to the stockholders of the Manhattan Automotive Group, which is required to be made by no later than February 3, 2000; and

   5. The issuance of 5,209,415 shares of Class A common stock on December 10, 1999 in connection with the acquisition of FirstAmerica Automotive, Inc.


  In addition to the items above, pro forma diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1998 and the nine months ended September 30, 1999 have been adjusted to include the dilutive effect of the following:

   1. The issuance of 16,338 shares of preferred stock in connection with the 1998 acquisitions and 50,533 shares of preferred stock in connection with the 1999 acquisitions; and

   2. Options granted to employees, officers and directors of FirstAmerica to purchase an aggregate of 2,559,015 shares of FirstAmerica's Class A common stock which were converted to options to purchase an aggregate of 824,822 shares of Class A common stock of Sonic in connection with the consummation of the acquisition of FirstAmerica.

  The following is a reconciliation of the pro forma weighted average shares for the year ended December 31, 1998 and the nine months ended September 30, 1999:




                                                                                  Year ended       Nine months ended
                                                                              December 31, 1998    September 30, 1999
                                                                             -------------------  -------------------
  Weighted Average Shares -- Basic (actual) ................................        22,852              29,948
  Issuance of Common Stock in connection with Sonic's equity offering ......         6,067               2,778
  Issuance of Common Stock in connection with the following acquisitions:
   Higginbotham Automotive Group ...........................................           694                  --
   Newsome Automotive Group ................................................           176                  88
   Manhattan Automotive Group ..............................................         2,097               1,800
   FirstAmerica Automotive, Inc. ...........................................         5,209               5,209
                                                                                    ------              ------
  Weighted Average Shares -- Basic (pro forma) .............................        37,095              39,823
                                                                                    ======              ======

  Weighted Average Shares -- Diluted (actual) ..............................        24,970              33,489
  Issuance of Common Stock in connection with Sonic's equity offering ......         6,067               2,778
  Issuance of Common Stock in connection with the following acquisitions:
   Higginbotham Automotive Group ...........................................           694                  --
   Newsome Automotive Group ................................................           176                  88
   Manhattan Automotive Group ..............................................         2,097               1,800
   FirstAmerica Automotive, Inc. ...........................................         5,209               5,209
  Class A Convertible Preferred Stock ......................................         4,368               1,379
  Options to former option holders of FirstAmerica Automotive, Inc. ........            87                 105
                                                                                    ------              ------
  Weighted Average Shares -- Diluted (pro forma) ...........................        43,668              44,848
                                                                                    ======              ======


(t) For purposes of computing the dilutive effect of convertible preferred stock issued in connection with the acquisitions to include in the pro forma diluted weighted average shares outstanding, the actual number of Class A common shares issued upon conversion were used for convertible preferred stock that has already been converted. For all other convertible preferred stock issued in connection with the acquisitions, a Class A common stock price of $12.09 per share was assumed as the conversion price (the average of the daily closing prices for the Class A common stock on the NYSE for the 20 consecutive trading days ending September 30, 1999). Certain of the shares of convertible preferred stock are subject to conversion adjustments limiting increases and decreases in the number of shares of Class A common stock received upon conversion. A 10% increase or decrease in the price per share used in the conversion of these convertible preferred shares would not result in a material change (less than $0.01) in the diluted net income per share for either the twelve months ended December 31, 1998 or the nine months ended September 30, 1999.

   Unaudited Pro Forma Consolidated Balance Sheet -- As of September 30, 1999




                                                                                FirstAmerica
                                                       Sonic        Freeland     Automotive        Pro Forma
                                                  Historical (a)   Automotive    Historical       Adjustments       Pro Forma
                                                 ---------------- ------------ ------------- --------------------  -------------
                                                                             (Dollars in thousands)
Assets
Current Assets:
 Cash and cash equivalents .....................     $ 69,865        $ 2,155      $ 37,167      $    (8,360)(b)    $  101,485
                                                                                                        658 (c)
 Assets held for sale ..........................           --             --         6,544               --             6,544
 Receivables ...................................       54,831          1,012        27,201           (1,038)(c)        82,006
 Inventories ...................................      362,645         12,829       147,070           (2,699)(c)       521,828
                                                                                                      1,983 (d)
 Deferred income taxes .........................        1,762             --            --              --              1,762
 Due from affiliates ...........................        4,932             --            --              --              4,932
 Other current assets ..........................        5,894            469         5,976             (515)(c)        11,824
                                                     --------        -------      --------       -----------        ----------
  Total current assets .........................      499,929         16,465       223,958           (9,971)          730,381
Property and equipment, net ....................       42,315          8,214        16,096             (109)(c)        59,033
                                                                                                     (7,483)(e)
Due from affiliates ............................           --          2,697            --           (2,697)(c)            --
Goodwill, net ..................................      360,421             --       123,734          193,217 (b)       553,638
                                                                                                   (123,734)(f)
Other assets ...................................        7,485             60         6,410             (119)(c)        13,836
                                                     --------        -------      --------      -----------        ----------
  Total assets .................................     $910,150        $27,436      $370,198      $    49,104        $1,356,888
                                                     ========        =======      ========      ===========        ==========
Liabilities and Stockholders' Equity
Current Liabilities:
 Notes payable -- floor plan ...................     $276,915        $11,492      $117,164      $    (1,277)(c)    $  404,294
 Notes payable -- FMCC .........................           --             --       135,292         (135,292)(b)            --
 Notes payable -- other ........................           --            378         6,008           (6,000)(b)             8
                                                                                                       (378)(c)
 Trade accounts payable ........................       22,215          1,683        10,003           (1,849)(c)        32,052
 Accrued interest ..............................        4,469            141            --             (141)(c)         4,469
 Other accrued liabilities .....................       39,900          2,922        42,007           (3,944)(c)        80,885
 Payable for acquisitions ......................          275             --            --               --               275
 Current maturities of long-term debt ..........        1,176            471         1,078             (130)(c)         2,254
                                                                                                       (341)(e)
                                                     --------        -------      --------      -----------        ----------
  Total current liabilities ....................      344,950         17,087       311,552         (149,352)          524,237
Long-term debt .................................      214,235          6,828         4,033          200,608 (b)       418,876
                                                                                                       (258)(c)
                                                                                                     (6,570)(e)
Notes payable -- TCW ...........................           --             --        33,407          (33,407)(b)            --
Payable for acquisitions .......................          275             --            --               --               275
Payable to the Company's Chairman ..............        5,500             --            --               --             5,500
Payable to affiliates ..........................          766             --            --               --               766
Deferred income taxes ..........................        6,653             --         1,056               --             7,709
Income tax payable .............................        3,906             --            --               --             3,906
Other liabilities ..............................           --          1,464            --           (1,464)(c)            --
Deferred revenue ...............................           --             --         1,601               --             1,601
Cumulative redeemable preferred stock ..........           --             --         3,097           (3,097)(b)            --
Redeemable preferred stock .....................           --             --           572             (572)(b)            --
Stockholders' equity:
 Preferred Stock ...............................       27,254             --            --               --            27,254
 Class A Common Stock ..........................          237             --            --               52 (b)           289
 Class B Common Stock ..........................          123             --            --               --               123
 Paid-in capital ...............................      242,137             30         8,571           51,500 (b)       302,238
 Retained earnings .............................       64,114          2,027         6,309          111,065 (b)        64,114
                                                                                                      2,922 (c)
                                                                                                      1,983 (d)
                                                                                                       (572)(e)
                                                                                                   (123,734)(f)
                                                     --------        -------      --------      -----------        ----------
  Total stockholders' equity ...................      333,865          2,057        14,880           43,216           394,018
                                                     --------        -------      --------      -----------        ----------
Total liabilities and stockholders' equity .....     $910,150        $27,436      $370,198      $    49,104        $1,356,888
                                                     ========        =======      ========      ===========        ==========



   (See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet)

---------
(a) The balance sheet accounts of Manhattan Automotive Group as of September 30, 1999 are included in the historical accounts of Sonic as of that date since the acquisition of Manhattan Automotive Group was completed in August 1999.

(b) Reflects the preliminary allocation of the aggregate purchase price of the acquisitions of Freeland Automotive and FirstAmerica, including the assumption of debt of FirstAmerica totaling approximately $175.7 million, based on the estimated fair value of the net assets acquired. Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in a significant adjustment to the carrying amount of those net assets. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from amounts estimated here, depending on the actual fair value of tangible net assets acquired at closing. The estimated purchase price allocation consists of the following:



  Estimated total consideration (in thousands):
                                                      Total     FirstAmerica    Freeland
                                                  ------------ -------------- -----------
  Cash ..........................................  $   8,360     $   8,360     $     --
  Debt ..........................................    201,608       175,699       25,909
  Class A common stock ..........................     60,153        60,153           --
                                                   ---------     ---------     --------
  Total .........................................    270,121       244,212       25,909
  Less: Estimated fair value of tangible net
  assets acquired ...............................    (76,904)      (74,245)      (2,659)
                                                   ---------     ---------     --------
  Excess of purchase price over fair value of
  net tangible assets acquired ..................  $ 193,217     $ 169,967     $ 23,250
                                                   =========     =========     ========



(c) Reflects the elimination of certain assets and liabilities other than real property and goodwill that will not be acquired.

(d) Reflects the conversion from the "last-in, first-out" method of inventory accounting to the specific identification method of inventory accounting at Freeland Automotive acquisition.

(e) Reflects the elimination of the real property and the related mortgage indebtedness encumbering such property that will not be acquired.

(f) Reflects the elimination of goodwill that arose in previous acquisitions of FirstAmerica.

     Unaudited Pro Forma Consolidated Statement of Income of FirstAmerica
                         Year Ended December 31, 1998



                                                                   1998           1999
                                                  Historical   Acquisitions   Acquisitions
                                                 ------------ -------------- --------------
Revenues:
 Vehicle sales .................................   $667,676       $67,875       $166,802
 Parts, service, and collision repair ..........     91,134         9,240         41,771
 Finance and insurance .........................     24,261         1,628          3,363
                                                   --------       -------       --------
   Total Revenues ..............................    783,071        78,743        211,936
Cost of Sales ..................................    663,902        68,085        175,916
                                                   --------       -------       --------
Gross Profit ...................................    119,169        10,658         36,020
Selling, general & administrative expenses .....     99,603         8,356         28,412
Depreciation and amortization ..................      1,952           163            496
                                                   --------       -------       --------
Operating income ...............................     17,614         2,139          7,112
Interest expense, floorplan ....................      5,521           514          2,155
Interest expense, other ........................      5,432           106            506
Other income ...................................         --            15            642
                                                   --------       -------       --------
Income before income taxes .....................      6,661         1,534          5,093
Provision for income taxes .....................      2,864            10             81
                                                   --------       -------       --------
Net Income .....................................   $  3,797       $ 1,524       $  5,012
                                                   ========       =======       ========



                                                     Lucas
                                                  Dealership      Pro Forma
                                                     Group     Adjustments (a)    Pro Forma
                                                 ------------ ----------------- -------------
Revenues:
 Vehicle sales .................................   $286,581      $       --      $1,188,934
 Parts, service, and collision repair ..........     46,265              --         188,410
 Finance and insurance .........................      6,766              --          36,018
                                                   --------      ----------      ----------
   Total Revenues ..............................    339,612              --       1,413,362
Cost of Sales ..................................    285,121              --       1,192,786
                                                                       (238)(b)
                                                   --------      ----------      ----------
Gross Profit ...................................     54,491             238         220,576
Selling, general & administrative expenses .....     47,723          (8,704)(c)     174,664
                                                                       (726)(d)
Depreciation and amortization ..................      1,406            (316)(e)       6,223
                                                                      2,522 (f)
                                                   --------      ----------      ----------
Operating income ...............................      5,362           7,462          39,689
Interest expense, floorplan ....................      1,688            (842)(g)       9,036
Interest expense, other ........................         --          10,157 (h)      16,969
                                                                        768 (i)
Other income ...................................      3,014          (3,456)(j)         215
                                                   --------      ----------      ----------
Income before income taxes .....................      6,688          (6,077)         13,899
Provision for income taxes .....................      2,883          (2,202)(k)       6,659
                                                                      3,023 (l)
                                                   --------      ----------      ----------
Net Income .....................................   $  3,805      $   (6,898)     $    7,240
                                                   ========      ==========      ==========


(See accompanying notes to Unaudited Pro Forma Consolidated Statement of Income
                                of FirstAmerica)

     Unaudited Pro Forma Consolidated Statement of Income of FirstAmerica
                      Nine Months Ended September 30, 1999




                                                                                 Lucas
                                                                   1999       Dealership      Pro Forma
                                                  Historical   Acquisitions      Group     Adjustments (a)    Pro Forma
                                                 ------------ -------------- ------------ -----------------  -------------
Revenues:
 Vehicle sales .................................   $687,215      $ 99,656      $236,611      $      --        $1,023,482
 Parts, service, and collision repair ..........     90,142        21,145        36,627             --           147,914
 Finance and insurance .........................     24,979         1,833         5,069             --            31,881
                                                   --------      --------      --------      ---------        ----------
   Total Revenues ..............................    802,336       122,634       278,307             --         1,203,277
Cost of Sales ..................................    678,675       102,605       233,856             --         1,015,450
                                                                                                   314 (b)
                                                   --------      --------      --------      ---------         ---------
Gross Profit ...................................    123,661        20,029        44,451           (314)          187,827
Selling, general & administrative expenses .....    101,483        15,425        37,832         (6,369)(c)       148,315
                                                                                                   (56)(d)
Depreciation and amortization ..................      3,354           217           832           (212)(e)         5,707
                                                                                                 1,516 (f)
                                                   --------      --------      --------      ---------         ---------
Operating income ...............................     18,824         4,387         5,787          4,807            33,805
Interest expense, floorplan ....................      5,026         1,219         1,231           (481)(g)         6,995
Interest expense, other ........................      6,062             2            --          5,688(h)         11,752
Written off IPO Costs ..........................      2,564                                         --             2,564
Other income ...................................      1,253           331         1,854         (1,658)(j)         1,780
                                                   --------      --------      --------      ---------        ----------
Income before income taxes .....................      6,425         3,497         6,410         (2,058)           14,274
Provision for income taxes .....................      3,212             2         2,699           (955)(k)         6,623
                                                                                                 1,665 (l)
                                                   --------      --------      --------      ---------        ----------
Net Income .....................................   $  3,213      $  3,495      $  3,711      $  (2,768)      $     7,651
                                                   ========      ========      ========      =========        ==========



(See accompanying notes to Unaudited Pro Forma Statement of Income of
                                 FirstAmerica)

 Notes to Unaudited Pro Forma Consolidated Statements of Income of FirstAmerica


(a) The historical results of operations of the Lucas Dealership Group includes other income of approximately $0.5 million representing a one-time gain on the sale of a dealership subsidiary. Although no pro forma adjustment to eliminate this gain has been included in the accompanying Pro Forma Consolidated Statement of Income of FirstAmerica, FirstAmerica believes disclosure and consideration of this one-time gain is appropriate to understand the continuing impact of the acquisition of Lucas on FirstAmerica's results of operations.

(b) Reflects the change in accounting for inventories from the last-in, first-out method to specific identification method.

(c) Reflects the decrease in selling, general, and administrative expenses related to the reduction in salaries, fringe benefits, and related expenses of owners, officers, and employees of the acquired dealerships who did not become employees of FirstAmerica pursuant to the acquisition and were not replaced, and contractual adjustments to compensation for those employees who were retained.

(d) Reflects the elimination of selling, general, and administrative expenses in the amount of $0.6 million for the year ended December 31, 1998 relating to operations of the Lucas Dealership Group that have not been acquired. The remaining adjustment reflects the net decreases in rent and related expenses relating to facilities not acquired or leased.

(e) Reflects the elimination of amortization expense related to goodwill that arose in previous acquisitions in certain of the acquired dealerships from the effective date of the acquisitions.

(f) Reflects the amortization of intangible assets, primarily goodwill, resulting from acquired dealerships as if the acquisitions occurred as of January 1, 1998.


(g) The adjustment reflects an average reduction of approximately 150 basis points in the historical annual floor plan interest rate applied to the acquired dealerships average outstanding debt of $55.0 million as of December 31, 1998 and $45.8 million as of September 30, 1999 as if the refinancings occurred on January 1, 1998.


(h) Reflects additional interest incurred during the year ended December 31, 1998 to finance acquisitions at various average interest rates ranging from 7.4% to 14.3% applied to average outstanding debt of approximately $122.7 million, and reflects additional interest incurred during the nine months ended September 30, 1999 to finance acquisitions at various average interest rates ranging from 7.7% to 10.5% applied to average outstanding debt of approximately $76.7 million.

(i) The adjustment for the year ended December 31, 1998 also reflects the amortization of $0.8 million in fees incurred in obtaining FirstAmerica's credit facility with Ford Motor Credit.

(j) Reflects the elimination of pre-acquisition interest income earned by acquired dealerships on investments of cash and cash equivalents not purchased as part of the acquisitions.


(k) Reflects the net increase in the provision for income taxes resulting from pro forma adjustments above, computed using a combined effective income tax rate of 47.0% for the year ended December 31, 1998 and 46.4% for the nine months ended September 30, 1999.

(l) Certain of the acquired dealerships were not subject to federal and state income taxes because they were S corporations during the period indicated. Upon completion of these acquisitions, these dealerships will be subject to federal and state income tax as C corporations. This adjustment reflects the resulting increase in the federal and state income tax provision as if these entities had been taxable at the combined effective income tax rate of approximately of 47.0% for the year ended December 31, 1998 and 46.4% for the nine months ended September 30, 1999.